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                                                                 EXHIBIT 10.11


                                COMMERCIAL LEASE

     1. PARTIES.

     This Lease, dated as of this 23rd day of August 2000, is made by and between URQUHART FAMILY LLC, a Massachusetts limited liability company with a usual office at 205 School Street, Gardner, Massachusetts 01440 ("Landlord") and PRECISION OPTICS CORPORATION, INC. a Massachusetts corporation with a usual office at 22 East Broadway, Gardner, Massachusetts 01440 ("Tenant").

     2. SUMMARY OF BASIC TERMS.

     As used in this Lease, the following terms shall have the meanings set forth below, subject to the qualifications, adjustments and exceptions set forth elsewhere in this Lease:


     (a) PREMISES: Approximately 4,877 square feet of first floor office space, and approximately 1,716 square feet of second floor office space, and approximately 30,777 square feet of first floor industrial space (for a total of approximately 37,370 square feet) located on the first and second floors of the Building, designated as Building 24 and located substantially as shown on the floor plans attached hereto as Exhibit A annexed hereto and incorporated herein by reference, together with the right to use, in common with others entitled thereto, the stairways and elevators providing access to the leased area and the right to use, in common with others, the parking areas and driveways providing access to the parking areas as provided in this Lease and the right to use the loading docks and other entrances serving the Premises. The Premises shall not include use of the railroad line or the railroad siding.

     (b) BUILDING: The office building and manufacturing building located on the Land (as defined below) at 205 School Street, bounded by Sanborn Street, Chestnut Street, and South Lincoln Street, and including all plazas, lobbies, landscaped areas, office and commercial space, manufacturing space, and parking areas. The Building contains approximately 306,000 square feet.

     (c) LAND: The parcels of land upon which the Building is located, which constitute all of the premises described in a deed of Simplex Time Recorder Company to Landlord dated April 4, 2000 and recorded in Worcester District Registry of Deeds, Book 22471, Page 119, and also the land described in a deed of Simplex Time Recorder Company to Landlord dated April 4, 2000 and registered with the Worcester Registry District of Worcester County, as Document No. 72016. The Land is shown as Lot D on a plan entitled, "Title Insurance Survey Prepared for Urquhart Family LLC and South Lincoln Realty LLC, Gardner, MA, December 2, 1999, Szoc Surveyors, 32 Pleasant St., Gardner, MA." recorded in Worcester District Registry of Deeds, Plan Book 754, Plan 8.

     (d) PERMITTED USE: Office use and uses incidental thereto only as to those areas rented as office space (that is, approximately 6,593 square feet of office space located on

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the first and second floors of the Building), and industrial and warehouse use and related uses only as to that portion of the Premises rented as industrial space (that is, approximately 30,777 square feet of industrial space located on the first floor of the Building).

     (e) LEASE TERM: Commencing on the date hereof and continuing until the Expiration Date.

     (f) SCHEDULED RENT COMMENCEMENT DATE: November 1, 2000.

     (g) EXPIRATION DATE: October 31, 2005.

     (h) INITIAL MONTHLY RENT: $5,441.33 per month.

     (i) RENTABLE AREA OF PREMISES: 37,370 square feet (which number shall be conclusive for all purposes hereunder).

     (j) BASE YEAR: the calendar year during which the Scheduled Rent Commencement Date Occurs.

     (k) LEASE YEAR: each twelve (12) month period commencing with the Commencement Date.

     (l) TENANT'S SHARE: 12.212%, except as otherwise expressly provided in this Lease. The Tenant's Share of costs of rubbish removal for common areas, snow plowing and snow removal, water and sewer use charges and landscaping expenses shall be as provided in Section 7.2 of this Lease. The Tenant's Share of capital costs for improvements made to common areas, systems, or facilities serving the Premises shall be 12.212%, as set forth above. The Tenant's Share of capital costs for improvements made to those buildings in which the Premises are located shall be a fraction, the numerator of which is the total number of square feet in such building which are occupied by the Tenant, and the denominator of which is the total number of square feet in such building. In measuring the number of square feet, the method used shall be consistent with the method used in calculating the number of square feet in the Premises and the Building.

     (m) SECURITY DEPOSIT: $5,441.33.

     (n) TENANT'S PARKING: see Article 26.

     (o) TENANT'S GUARANTOR: None.

     (p) LANDLORD'S BROKER: Keleher & Sadowsky Associates, Inc., 196 Park Avenue, P.O. Box 400, Worcester, MA 01613-0400.

     (q) TENANT'S BROKER: None.

     (r) LANDLORD'S ADDRESS FOR NOTICES: Urquhart Family LLC, 205 School Street, Gardner, Massachusetts 01440.

     (s) TENANT'S ADDRESS FOR NOTICES: Precision Optics Corporation, 22 East Broadway, Gardner, Massachusetts 01440, Attn. Chief Financial Officer.


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     (t) COMPLETION DATE. The Scheduled Rent Commencement Date or, if later, the date on which the Landlord has delivered exclusive possession of the Premises to the Tenant in the condition specified in Section 4.1 of the Lease.

     3. LEASE AND TERM.

     Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to all of the terms, covenants and conditions in this Lease. The Premises are leased for the Lease Term, unless sooner terminated pursuant to the provisions of this Lease. Notwithstanding the foregoing, until the Rent Commencement Date, Tenant shall have access to and use of the Premises solely for the purposes of fixturing as provided in Section 4.4 of this Lease.

     4. POSSESSION.

     4.1 POSSESSION. The Landlord will deliver possession of the Premises to the Tenant free and clear of all other occupants and their possession, broom clean, with all of the Landlord's Work (as specified in Article 10.1 and on Exhibit B) completed.

     4.2 DELAY IN DELIVERY OF POSSESSION. If Landlord cannot deliver possession of the Premises in the condition set forth in Section 4.1 to Tenant on the Scheduled Commencement Date for any reason, this Lease shall not, except as provided in the last sentence of this Section 4.2, be void or voidable, nor shall Landlord be liable to Tenant for any Liabilities resulting therefrom, and Tenant waives the provisions of any Laws to the contrary. In this case, the Lease Term and the regular installments of Monthly Rent and additional rent payable by Tenant shall not commence until Landlord delivers possession of the premises. If Landlord delivers and Tenant accepts possession of the Premises and commences business operations on the Premises prior to the Scheduled Rent Commencement Date, the Lease Term shall commence on the date Tenant accepts possession and all of the terms, covenants and conditions of this Lease, including, without limitations, Tenant's obligations to pay the Monthly Rent and additional rent hereunder, shall commence as of such date. If the Lease Term commences earlier or later than the Scheduled Rent Commencement Date, this Lease shall nevertheless expire on the Expiration Date, unless sooner terminated pursuant to the terms hereof. Notwithstanding the foregoing, if the Landlord is not able to deliver possession of the Premises to the Tenant within sixty (60) days after the Scheduled Rent Commencement Date, then the Tenant may elect to terminate this Lease by delivering written notice to Landlord on or before seventy (70) days after the Scheduled Rent Commencement Date, and upon such timely written notice, any rent, security deposit, and amounts due pursuant to
Section 4.5 for Real Property Taxes and Operating Expenses and Fuel Costs paid by the Tenant shall be refunded and this Lease shall then be null and void and without recourse to any of the parties hereto.

     4.3 DELAYS CAUSED BY TENANT. Notwithstanding anything to the contrary in
Section 4.1, if Landlord's failure to deliver possession of the premises to Tenant on the Scheduled Rent Commencement Date results from Tenant's (or its agents' or employees') acts or omission, the Monthly Rent and additional rent payable by Tenant shall


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commence on the date when Landlord would have delivered possession of the
Premises but for such acts or omissions.

     4.4 RENT COMMENCEMENT DATE. The term "Rent Commencement Date" means the Completion Date or, if earlier, the date on which the Tenant commences its business operations on the Premises. Upon Landlord's request, Tenant shall confirm the Rent Commencement Date in writing, but Tenant's failure to do so shall not affect the commencement of the Lease Term. Tenant's obligations to pay the Monthly Rent, shall commence as of such date.

     4.5 FIXTURING PERIOD. Prior to the Rent Commencement Date, the Tenant shall have access to the Premises at all reasonable times for the purpose of the Tenant installing the Tenant's furniture, fixtures and equipment and the Tenant performing such alterations as the Tenant is permitted to perform under the terms of this Lease (the "Fixturing Period"). During the Fixturing Period, the Tenant will not commence the Tenant's business operations on the Premises. No Monthly Rent shall be due during the Fixturing Period but the Tenant shall pay to the Landlord the amount of $143.50 [($1.40 divided by 365) x 37,370] per day for each day of the Fixturing Period to reimburse Landlord for Operating Expenses, Real Property Taxes and Fuel Costs. The Fixturing Period shall end on the Rent Commencement Date.

     5. RENT.

     5.1 MONTHLY RENT. Tenant shall pay to Landlord as rent for the Premises a monthly rent (the "Monthly Rent") equal to the Initial Monthly Rent, adjusted periodically as set forth in Section 5.2. The Monthly Rent shall be payable in advance on or before the first day of the first full calendar month after the Rent Commencement Date (the "First Month") and on or before the first day of each successive calendar month thereafter during the Lease Term, except that the Monthly Rent for the First Month (and for the period [if any] between the Rent Commencement Date and the First Month) has been paid upon the execution of this Lease. The Monthly Rent for any period during the Lease Term which is for less than one (1) month shall be prorated based on a the number of days in such month. The Monthly Rent and all other rent hereunder shall be paid without prior notice or demand, without deduction or offset, in lawful money of the United States of America which shall be legal tender at the time of payment, at the office of the Building or to another person or at another place as Landlord may from time to time designate in writing. The term "additional rent" means all other amounts payable by Tenant hereunder (whether or not designated as additional rent).

     5.2 ADJUSTMENT OF MONTHLY RENT. The Monthly Rent shall be increased on the first calendar anniversary of the Rent Commencement Date and on the second calendar anniversary of the Rent Commencement Date. On the first calendar anniversary of the Rent Commencement Date, the Monthly Rent shall be $7,082.37 per month, for that month and the ensuing eleven months. On the second calendar anniversary of the Rent Commencement Date, the Monthly Rent shall be $8,895.54 per month, for that month and for each month of the remaining Lease Term.


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     6. SECURITY DEPOSIT.

     The Tenant has deposited the Security Deposit with Landlord. The Security Deposit shall be held by Landlord as security for the performance of all of Tenant's obligations during the Lease Term. Upon any default by Tenant as defined in Article 19 of this Lease, Landlord may, but shall not be obligated to, use, apply or retain all or any part of the Security Deposit for the payment of any rent in default, or any other Liabilities which Landlord may incur as a result of or in connection with Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its previous amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to receive interest on the Security Deposit. The unused portion of the Security Deposit shall be returned to Tenant (or, at Tenant's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after the expiration or sooner termination of the Lease Term and the surrender of possession of the Premises to Landlord in the condition required hereby.

     7. REAL PROPERTY TAXES, FUEL COSTS, AND OPERATING EXPENSES.

     7.1 DEFINITIONS. As used in this Lease, the following terms have the meanings set forth below:

     (a) COMPARISON YEAR. Each calendar year after the Base Year, all or any portion of which falls within the Lease Term.

     (b) REAL PROPERTY TAXES. Any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Land or the Building; any tax on Landlord's right to receive, or the receipt of, rent or income from the Land or the Building; any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Land or the Building; any charge or fee replacing any tax previously included within this definition. The Landlord agrees to pay all special assessments over the longest installment period allowed by law. Real Property Taxes do not include Landlord's federal or state net income, franchise, inheritance, gift or estate taxes, transfer taxes, stamp taxes or deeds excise taxes. Real Property Taxes also do not include real property taxes which are specifically attributable to improvements made by or for the benefit of the Landlord or another tenant if such improvements are to an unusually high or extraordinary standard not in keeping with the standard of the Building generally.

     (c) FUEL COSTS. The costs actually incurred by Landlord for all electricity, gas, oil, and other fuel used in providing heating, ventilating and air conditioning to the Building.

     (d) OPERATING EXPENSES. All reasonable costs and expenses of operating, maintaining and repairing the Building and the Land actually incurred by the Landlord, including, but not limited to: water and sewer charges; insurance premiums for all property, casualty and liability insurance policies covering the Land, Building, or the operations of Landlord that are required to be maintained hereunder or are otherwise


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reasonably deemed necessary by Landlord; deductible amounts under insurance policies; janitorial services; wages of Landlord's employees engaged in the operation, maintenance or repair of the Building or the Land, including all customary employee benefits, Worker's Compensation and payroll taxes; legal, accounting and other consulting fees; the cost of electricity for common areas which is not separately metered to Tenants; the cost of air conditioning, heating, ventilation, water and other services and utilities other than Fuel Costs; elevator maintenance; maintenance of the lawns and landscaping, snow removal and snow plowing, maintenance, repair and replacement of the roof, appropriately amortized over the useful life of such improvements; additions and improvements to the common areas of the Building not within the Premises in order to comply with any present or future requirements of the Americans with Disabilities Act or any similar law or regulation, appropriately amortized over the useful life of such improvements; capital improvements and replacements to all or any portion of the Building and the Land made after completion of the Building, appropriately amortized over the useful life of such improvements; all costs and expenses incurred by Landlord to make capital improvements, appropriately amortized over the useful life thereof, which Landlord is required to make in order to comply with any Laws enacted before or after the date hereof, including, but not limited to, Laws pertaining to energy, natural resources conservation, safety or environmental protection; supplies, materials, equipment and tools; and maintenance and repair of all parking and common areas.

     (e) Notwithstanding anything in the Lease to the contrary, the terms "Operating Expenses" or similar terms defined in the Lease, shall not mean and shall exclude any and all fees, charges, disbursements, obligations, Monthly Rent, Real Property Taxes, Fuel Costs, or costs and expenses not expressly authorized by the Lease, such exclusions including, without limitation, the following:

          (i) ADDITIONS. The cost of any additions to the Building subsequent to the date of original construction, except that capital improvements and replacements are expressly permitted to be charged as Operating Expenses;

          (ii) CAPITAL COSTS; CAPITAL LEASE COSTS. Except as otherwise expressly permitted in this Lease, any and all of the Landlord's capital costs incurred in connection with the making of any capital improvements, alterations, repairs, and/or replacements to any portion of the Building, including, without limitation, any financing-related fees, costs and expenses, and professional fees and disbursements incurred in connection with the making of such capital improvements; rentals and other expenses incurred in leasing systems, elevators, or other equipment ordinarily considered to be of a capital nature; except that the Landlord shall include in Operating Expenses such capital costs as are incurred to make improvements to: (A) common areas, facilities or systems of the Building or the Land that service the Premises, or (B) "Building 24"; or (C) such other "Building" comprising the Building in which any portion of the Premises are located;

          (iii) CASUALTY AND CONDEMNATION COSTS. Costs incurred to repair or restore the Building or improvements on the Land which are damaged due to fire, windstorm or other cause or casualty insured or required to be insured hereunder (except


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that any such costs incurred by Landlord may be passed through by Landlord as an
Operating Expense up to the amount of any insurance deductible permitted hereunder); costs incurred to repair or restore the Building or any improvements on the Land after a condemnation of all or any portion thereof;

          (iv) FINANCING COSTS. Any and all of Landlord's payments for (a) loan principal or interest, together with expenses thereto related in connection with such financing or any refinancing during the term of the Lease, (b) ground lease rent, if any (c) charges, rentals, obligations or payments of any kind for the financing of any work or (d) similar payments;

          (v) DEPRECIATION. Any charge for depreciation of the Building or equipment and any interest or other financing charge;

          (vi) LANDLORD'S TAXES. Any and all of Landlord's income, excise, franchise taxes, excess profit taxes, and any and all taxes which do not uniquely pertain to the Premises or Tenant's specific use thereof or similar taxes on Landlord's business;

          (vii) RECORDATION AND TRANSFER FEES. Any documentary and transfer taxes imposed in connection with the Lease or any other lease; deeds excise, deed stamp or other transfer taxes imposed upon or incurred by Landlord in connection with the purchase or any future sale of all or any portion of its interest in the Land or the Building;

          (viii) LEASING COSTS. Any and all of Landlord's costs to lease space in the Building to all prior, existing and prospective tenants, including, without limitation: consulting and marketing fees, advertising expenses, brokerage commissions, legal fees, vacancy costs, rent or other rent concessions, and/or refurbishment or improvement expenses; and costs of preparing, improving or altering any space in preparation for occupancy of any new or renewal tenant; including, without limitation, all costs incurred by Landlord to deliver possession of the Premises to Tenant in accordance with Sections 4.1, 10.1 and Exhibit B of this Lease; rent for management or leasing offices;

          (ix) SALARIES. Salaries of Landlord's employees who are not engaged in the day-to-day management and maintenance of the Premises; provided, however, that a portion of the salaries of employees engaged or part-time in such management who are accountants, bookkeepers, clerks, administrative assistants, and secretaries shall be chargeable as Operating Expenses, but only to the extent such salary may be properly and equitably allocated to the management and operation of the Building;

          (x) RELATED PARTY FEES. Wages, salaries, fees and fringe benefits paid to administrative or executive personnel or officers or partners of Landlord unless employed at competitive rates as would be paid to independent contractors; any other operating expense representing an amount paid to a related corporation, entity or person that is in excess of the amount that would be paid in the absence of such relationship;


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compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

          (xi) ENFORCEMENT COSTS. Any and all of Landlord's costs to compel full performance under leases with all prior, existing and prospective tenants at the Building, including, without limitation, all legal fees costs and expenses to collect rent arrears and recover possession, but this provision shall not affect the Landlord's right to collect enforcement costs of the Tenant as provided elsewhere in this Lease;

          (xii) COSTS OTHERWISE RECOVERED. The cost of any items for which Landlord is reimbursed by insurance; the cost of any items or services for which Tenant reimburses Landlord directly hereunder or which are paid by Tenant directly to third parties hereunder; the cost of any items for which Landlord is reimbursed by other tenants of the Building pursuant to clauses in leases with such other tenants of the Building substantially the same as the clause, if any, in the Lease requiring Tenant to pay a proportionate share of operating expenses or operating costs of the Project or Building; the cost of items and services that Landlord provides selectively to one or more tenants of the Building other than Tenant; the cost of items and services that Landlord provides to one or more tenants of the Building in substantially greater quantities than provided to Tenant to the extent of the excess as reasonably determined;

          (xiii) LANDLORD COMPLIANCE COSTS. The cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided in the Lease to be borne at Landlord's expense; penalties or interest paid or payable by Landlord on account of violations of or deviations from the requirements of statutes, laws, regulations, notices or ordinances on any part of the Land or the Building (including, without limitation, penalties or interest for failure to pay Real Property Taxes when due) other than the Premises (except for fines, penalties, or interest due to the action or inaction of the Tenant) and any costs or expense resulting from Landlord's violation of any agreement to which it is a party; costs incurred to test, survey, cleanup, contain, abate, remove or otherwise remedy hazardous materials or wastes or asbestos-containing materials from the Land unless the wastes or asbestos-containing materials were in or on the Land due to Tenant's negligence or intentional acts or are otherwise the responsibility of Tenant pursuant to
Section 8.3 hereof;

          (xiv) BAD DEBT COSTS. Any and all collection costs, including legal fees and bad debt losses or reserves; and

          (xv) ABOVE MARKET COSTS. Any otherwise permissible fees or costs, to the extent the same are in excess of prevailing and competitive rates; Operating Expenses shall be calculated using generally accepted accounting principles consistently applied. If Landlord makes an expenditure that falls within the definition of an Operating Expense hereunder for a capital improvement to the Land or the Building (including, without limitation, installing energy conservation or labor-saving devices to reduce operating expenses) or to comply with any law, ordinance or regulation pertaining to the Land or


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the Building, and if, under generally accepted accounting principles, such expenditure is not a current expense, then the cost thereof shall be amortized over a period equal to the useful life of such improvement, determined in accordance with generally accepted accounting principles, and the amortized costs allocated to each year of the Lease Term shall be treated as an Operating Expense, but in the case of energy conservation or labor saving devices then only to the extent of cost savings actually realized. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant acknowledge and agree that Tenant's Share of Operating Expenses (not including Real Property Taxes or Fuel Costs) hereunder in any year: (i) attributable to the cost of repairs or improvements to the Land or Building required to comply with Law or the amortized cost of capital expenditures properly allocable to such year shall not exceed, in the aggregate, $0.40 per square foot of Premises and (ii) shall not exceed, in the aggregate, $2.25 per square foot of Premises per year. Said limitation of $2.25 of Operating Expenses per square foot of the Premises per year shall not apply to Tenant's Share of Real Property Taxes or Fuel Costs.

     7.2 PAYMENT OF REAL PROPERTY TAXES AND FUEL COSTS AND OPERATING EXPENSES. In addition to the Monthly Rent, the Tenant shall pay, as additional rent, commencing on the Rent Commencement Date, the Tenant's Share of the Real Property Taxes, the Tenant's Share of Fuel Costs and the Tenant's Share of the Operating Expenses for the month or partial month of the Base year in which the Rent Commencement Date occurs and during each month of the Base Year thereafter which falls within the Lease Term and during each month of each Comparison Year which falls within the Lease Term. Tenant's Share of the Real Property Taxes and of the Fuel Costs and of the Operating Expenses shall be prorated for any partial Year which falls within the Lease Term. In addition to the Tenant's Share of the Real Property Taxes, the Tenant will pay to the Landlord the entire amount of (and not only the Tenant's Share of) all Real Property Taxes which are specifically attributable to improvements made by or for the benefit of the Tenant if such improvements are to an unusually high or extraordinary standard not in keeping with the standard of the Building generally. Notwithstanding any other provision of this Lease to the contrary, but subject to the last sentence of Section 7.1 of this Lease, until the earlier to occur of (i) 75% of the square footage of the Building is rented or (ii) 75% of the office space in the Building is rented, "Tenant's Share" of Operating Expenses for the cost of snow plowing/snow removal, water and sewer charges, landscaping and rubbish removal for the common areas and shall equal the total cost incurred by the Landlord for such items for all of the Building and Land for the applicable period multiplied by a fraction, the numerator of which is one, and the denominator of which is the number of tenants in the building (counting Landlord and New England Wooden Ware Corporation as one tenant).

     7.3 MANNER OF PAYMENT. Landlord shall deliver to Tenant a statement showing the actual amount of the Real Property Taxes, if the actual amount is known, or Landlord's reasonable estimate of the Real Property Taxes, if the actual amount is not yet known, for the Base Year and for each Comparison Year, and the amount of Tenant's Share of the Real Property Taxes based on such statement. Landlord shall also deliver to Tenant a reasonably detailed statement showing Landlord's reasonable estimate of the Fuel Costs and Operating Expenses for the Base Year and for each Comparison Year and the amount


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of Tenant's Share of the Fuel Costs and Operating Expenses based on such estimate. Commencing on the Rent Commencement Date or, if such day is not the first day of a calendar month, commencing as of the first day of the first full calendar month after the Rent Commencement Date, and on or before the first day of each successive calendar month thereafter during the Lease Term, Tenant shall pay to Landlord, at the times and in the manner provided herein for the payment of Monthly Rent, one-twelfth (1/12) of Tenant's Share of any and all estimated Real Property Taxes and Fuel Costs and Operating Expenses as shown by Landlord's statement, except that the Tenant's Share of the Real Property Taxes and Fuel Costs and the Operating Expenses for the First Month and for the have been paid upon the execution of this Lease. The Real Property Taxes and Fuel Costs and the Operating Expenses for any period during the Lease Term which is for less than one (1) month shall be prorated based on the number of days in such month. If Landlord's statement is furnished after January 1 of a Comparison Year, then on or before the first day of the first calendar month following Tenant's receipt of Landlord's statement, in addition to the monthly installment of Tenant's Share of any increases due on that date, Tenant shall pay the amount of Tenant's Share of the Real Property Taxes and Fuel Costs and Operating Expenses for each calendar month or fraction thereof that has already elapsed in such Comparison Year.

     7.4 FINAL STATEMENTS. Reasonably promptly after the end of the Base Year and each Comparison Year (including the Comparison Year in which the Lease Term terminates), Landlord shall deliver to Tenant a reasonably detailed final statement of the actual Real Property Taxes, Operating Expenses and Fuel Costs for such Comparison Year. Within ten (10) days of delivery of each final statement, Tenant shall pay Landlord the amount due for Tenant's Share of any Operating Expenses, Real Property Taxes and Fuel Costs. Tenant will be entitled once for the Base Year and each Comparison Year (plus one time for each Landlord adjustment in Operating Expenses and Real Property Taxes and Fuel Costs) to audit and verify the operations of the Building and the related books and records of Landlord to assure that the Operating Expenses and Real Property Taxes and Fuel Costs from time to time reported by Landlord are in keeping with the provisions of the Lease. In the event of any error, Landlord shall make a correcting payment in full to Tenant within 30 days after the determination of the amount of such error. Tenant shall have forty-five (45) days after delivery of Landlord's final statement or any restatement thereof to object in writing to the accuracy of such statement and request to perform an audit. Tenant shall have sixty (60) days after providing Landlord notice of such objection to complete such audit, during which period Landlord shall make available to Tenant (or its agents) at the Building office during usual business hours the applicable books and records of Landlord, and shall permit Tenant, at its expense, to make copies of such books and records. If Tenant does not object within such forty-five (45) day period, Landlord's final statement shall be conclusive and binding on Tenant, absent manifest error. Objections by Tenant shall not excuse or abate Tenant's obligation to make the payments required under this Section 7.4 (or under Section 7.3) pending the resolution of Tenant's objection. Any credit due Tenant for overpayment of Tenant's Share of any Operating Expenses, Real Property Taxes and Fuel Costs shall be credited against the installments of Monthly Rent next coming due, or, if the Lease Term has expired, promptly refunded to the Tenant.


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     8. USE OF PREMISES.

     8.1 PERMITTED USE. Tenant shall use the premises only for Permitted Use and shall not use or permit the Premises to be used for any other purpose.

     8.2 RESTRICTIONS ON USE. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will: (a) increase the premiums payable for property insurance required to be carried by Landlord hereunder above the rates otherwise payable in respect of industrial/office facilities of similar, age, condition and class to be used for the Permitted Use or, cause the cancellation of or otherwise adversely affect any casualty or other insurance for the Building or any part thereof or any of its contents, unless (i) in the case of increased insurance premiums, the Tenant pays the entire amount of such increase attributable to Tenant's particular and specific use or, (ii) in the case of cancellation, the Tenant procures replacement insurance on terms reasonably acceptable to Landlord, or (iii) in the case of other adverse effect, the Tenant at its expense remedies such adverse effect; (b) impair the proper and economic maintenance, operation and repair of the Building or any portion thereof; (c) obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them; or (d) cause any nuisance in or about the Premises or the Building. Tenant shall not use or allow any part of the Premises to be used for the storage, manufacturing or sale of food or beverages or for retail sale or auction of merchandise, goods or property of any kind other than the incidental sale at retail of items manufactured at the Premises, or as a school or classroom, or for any unlawful purpose. For the sake of clarification and without limiting the generality of the preceding sentence, incidental office and industrial uses shall include the right, subject to Articles 8 and 9 hereof, to use portions of the premises to provide lunch rooms/commissary space for Tenant's employees, licensees and invitees (but not to the general public), including, but not limited to, the installation and use of standard kitchen appliances and beverage and food vending machines. Tenant shall not commit or allow to be committed any waste to the Premises or the Building. The Tenant will not make any use of the Premises or the Building or the Land which would violate the provisions of that certain Notice of Activity and Use Limitation dated April 4, 2000, recorded in Worcester District Registry of Deeds, Book 22465, Page 105. Without limiting the generality of the foregoing, the Premises and the Building will not be used for a residence, school, day care, nursery, children's playground, other children's recreational use, agricultural use, growing fruits or vegetables for human consumption, excavation activities or other activities that cause a disturbance and/or relocation of soils and/or groundwater at the Land, or any other use not allowed by this Lease or by the provisions of the said Activity and Use Limitation. Subject and in addition to the requirements of Article 9 of this Lease related to alterations by Tenant, if the Tenant performs any work in, on or about the Land or Building, that includes excavation activities or other activities that cause a disturbance and/or relocation of soils and/or groundwater at the Land, then the Tenant shall give the Landlord thirty (30) days' prior written notice of such activities, and the Tenant shall pay the entire cost of all environmental work required because of such activities by the Tenant, including, without limitation, proper disposal of contaminated soils and water, the services of Landlord's licensed site professional, and all health and safety requirements for workers carrying on Tenant's work.

     8.3 COMPLIANCE WITH LAWS. Tenant shall not use the premises or permit anything to be done in or about the Premises, the Building or the land which will in any way conflict with any law, statute, ordinance, code, rule, regulation, requirement, license, permit, certificate, judgment, decree, order or direction of any governmental or quasi-governmental authority, agency, department, board, panel or court applicable to the Premises (singularly and collectively "Laws"). Tenant shall, at its expense, promptly comply with all Laws and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises. Tenant shall not be required to make structural changes to the Premises unless they arise or are required because of or in connection with Tenant's specific use of the Premises, or the business conducted by Tenant in the Premises, or Tenant's Alterations or Tenant's acts or omissions. Tenant at Tenant's expense will comply with any present and future requirements of the Americans with Disabilities Act within the Premises. In no event shall the legal and regulatory compliance obligation of Tenant under the Lease be construed as requiring Tenant (i) to comply with any Laws or Legal Requirements (as hereinafter defined) affecting those portions of the Building or the Land comprising the common areas or otherwise outside the Premises, or (ii) to restrict Tenant's use of the Premises and common areas as contemplated by the Lease. Tenant shall obtain and maintain in effect during the Lease Term all licenses and permits required for the proper and lawful conduct of Tenant's business in the Premises, and shall at all times comply with such licenses and permits. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding (whether Landlord is a party or not) that Tenant has violated any Laws shall be conclusive of that fact as between Landlord and Tenant.

     8.4 COMPLIANCE WITH ALL HAZARDOUS MATERIALS LAWS, REGULATIONS, POLICIES, ORDERS, ETC. Tenant agrees that it will comply fully and promptly with any and all applicable hazardous materials laws, regulations, statutes, ordinances, policies and orders issued by any federal, state, county or local governmental authority; that it will obtain, maintain in full force and effect, and strictly comply with any and all governmental permits, approvals and authorizations necessary for the conduct of its business operations; that it will supply Landlord with copies of any such permits, approvals and authorizations; that it will promptly notify Landlord of the expiration or revocation of any such permits, approvals and authorizations; and that it will promptly notify Landlord and supply Landlord with a copy of any notice of violation of any environmental law, regulation, statute, ordinance, policy or order Tenant receives (collectively the "Legal Requirements"). Tenant agrees not to store, release, discharge or dispose of any oil or hazardous waste or substances on or about the Premises except in compliance with all applicable Legal Requirements. The Tenant at Tenant's expense will remove, clean up, and remedy any oil or hazardous waste or substance on or about the Premises to the extent required by law if and to the extent the presence of such oil or hazardous waste or substance resulted from the action or inaction of the Tenant, or those for whom the Tenant is legally responsible. The Tenant shall be obligated to continue to pay the

Monthly Rent and the Real Property Taxes and the Operating Expenses and the Fuel Costs and all additional rent due hereunder while such removal, clean up or remedy is completed, whether or not the Lease Term shall terminate or expire. The Tenant hereby indemnifies and holds the Landlord harmless on account of all costs and expenses, including reasonable attorney's fees, incurred by the Landlord, whether during or after the Lease Term, as a result of the storage, release, discharge or disposal by the Tenant, or by those for whom the Tenant is legally responsible, of any oil or hazardous waste or substances on or about the Premises. The Landlord hereby indemnifies and holds the Tenant harmless on account of all costs and expenses, including reasonable attorney's fees, incurred by the Tenant, whether during or after the Lease Term, as a result of
(i) the existence or presence of any hazardous materials in, on or under or otherwise migrating to or from the Land or the Building or (ii) the storage, release, discharge or disposal by the Landlord, or by those for whom the Landlord is legally responsible, of any oil or hazardous waste or substances on or about the Land or the Building (including, but not limited to, the Premises).

     8.5 TENANT'S RIGHT TO CONTEST. To the extent that Tenant is responsible for compliance with Laws or Legal Requirements, Tenant shall have the right, at its sole cost and expense, to contest by appropriate proceedings diligently conducted in good faith, in the name of Tenant or, with the prior written consent of Landlord, in the name of Landlord, or both, the validity or application of any Laws or Legal Requirements of any nature affecting Tenant or its use of the Premises. If compliance with any of such Laws or Legal Requirements legally may be delayed pending the prosecution of any proceeding, without incurring any lien, charge or liability of any kind against the Premises, or against Landlord's interest in the Building and/or the Premises or sale of the Building, and without subjecting Tenant or Landlord to any liability, civil or criminal, interest or penalty for failure to comply, Tenant may delay compliance until the final determination of the proceeding.

     8.6 SMOKING. Smoking shall not be permitted in the Building or on the Land except in smoking areas designated by Landlord (subject to such Rules and Regulations as Landlord may from time to time promulgate with respect to such activity); PROVIDED, HOWEVER, that unless prohibited by applicable Law and subject to such reasonable Rules and Regulations as Landlord may from time to time promulgate with respect to such activity, smoking shall be permitted outside the Building on the Land on a designated external portion of the loading dock platform adjacent to the loading dock within the Premises so long as Tenant provides appropriate containers for extinguishing and disposing of cigarettes and trash and maintains such smoking area free and clear of cigarette butts and other refuse.

     9. ALTERATIONS AND ADDITIONS.

     9.1 LANDLORD'S CONSENT.

     (a) Tenant shall not make or permit to be made any alterations, additions or improvements (singularly and collectively "Alterations") to or of the Building or the

Premises or any part thereof without the prior written consent of Landlord in each instance. However, Landlord's consent shall not be required for minor decorations of the Premises such as wall coverings and wall hangings, built-in cabinetry and movable partitions, nor for the installation of furnishings and, subject to the provisions of Section 11.2, office or other equipment, nor for any interior non-structural alteration costing less than $20,000 for any project or series of related alterations.

     (b) Landlord will not unreasonably withhold its consent to any Alterations provided and upon the condition that all of the following conditions shall be satisfied: (i) the Alterations do not affect the outside appearance of the Building; (ii) the Alterations are nonstructural and do not impair the strength of the Building or any part thereof; (iii) the Alterations are to the interior of the Premises and do not adversely affect any part of the Building outside of the Premises; (iv) the Alterations do not affect the proper functioning of the heating, ventilating and air conditioning ("HVAC"), mechanical, electrical, sanitary or other utilities, systems and services of the Building, or materially increase the usage thereof by Tenant; (v) Landlord shall have approved the final plans and specifications for the Alterations and all contractors who will perform them, which approval shall not be unreasonably withheld, conditioned or delayed; (vi) Tenant pays to Landlord the reasonable costs and expenses actually incurred by Landlord in reviewing Tenant's plans and specifications. Unless all of the foregoing conditions are satisfied, Landlord shall have the right to withhold its consent to the Alterations in Landlord's sole and absolute discretion. Notwithstanding the foregoing, any structural or non-structural changes to the existing Building involving welding are discouraged and are not to be undertaken without the prior consent of the Landlord.

     (c) Not less than ten (10) days nor more than twenty (20) days prior to commencement of any Alterations, Tenant shall notify Landlord of the work commencement date so that Landlord may post notices of non-responsibility about the Premises. All Alterations must comply with all Laws, the other terms of this Lease, and the final plans and specifications approved by Landlord, and Tenant shall fully and promptly comply with and observe the rules and regulations of Landlord then in force and applicable to the Tenant hereunder with respect to the making of Alterations. Landlord's review and approval of Tenant's plans and specifications are solely for Landlord's benefit. Landlord shall have no duty toward Tenant, nor shall Landlord be deemed to have made any representation or warranty to Tenant, with respect to the safety, adequacy, correctness, efficiency or compliance with Laws of the design of the Alterations, the plans and specifications therefor, or any other matter regarding the Alterations.

     9.2 OWNERSHIP AND SURRENDER OF ALTERATIONS. Upon their installation, all Alterations, including, but not limited to, wall covering, paneling and built-in cabinetry, but excluding movable furniture, trade fixtures and office or moveable equipment ("Tenant's Property"), shall become a part of the realty and belong to Landlord and shall be surrendered with the Premises. However, upon the expiration, Tenant shall, at Tenant's expense, remove any Alterations made by Tenant which are designated by Landlord to be removed in notice given to Tenant at least ninety (90) days prior to the expiration of the Lease Term and repair any damage to the Premises caused by such removal.

     9.3 LIENS. Tenant shall pay when due all claims for labor, materials and services furnished by or at the request of Tenant or Tenant's Affiliates. Tenant shall keep the Premises, the Building and the Land free from all liens, security interests and encumbrances (including, without limitation, all mechanic's liens) created as a result of or arising in connection with the Alterations or any other labor, services or materials provided for or at the request of Tenant or Tenant's Affiliates, or any other act or omission of Tenant or Tenant's Affiliates, or persons claiming through or under them. (Such liens, security interests and encumbrances singularly and collectively are herein called "Liens.") Tenant shall indemnify Landlord and Landlord's Affiliates for, and hold Landlord and Landlord's Affiliates harmless from and against: (a) all Liens; (b) the removal of all Liens and any actions or proceedings related thereto; and (c) all Liabilities incurred by Landlord or Landlord's Affiliates in connection with the foregoing. If Tenant fails to keep the Premises, the Building and the land free from Liens after the expiration of ten (10) business days after notice thereof by the Landlord, then, in addition to any other rights and remedies available to Landlord, Landlord may take any action necessary to discharge such Liens, including, but not limited to, payment to the claimant on whose behalf the Lien was filed. Tenant shall indemnify Landlord for, and hold Landlord harmless from and against, all Liabilities so incurred by Landlord, without regard to any defense or offset that Tenant may have had against the claimant. The Landlord's curative action shall not cure Tenant's default in failing to keep the Premises, the Building and the Land free from Liens.

     9.4 ADDITIONAL REQUIREMENTS. Alterations shall comply with all Laws. Tenant, at its expense, shall obtain all necessary permits and certificates for the commencement and performance of Alterations and for final approval thereof upon completion, and shall cause the Alterations to be performed in compliance therewith and with all applicable insurance requirements, and in a good, first-class and workmanlike manner. Tenant, at its expense, shall diligently cause the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Tenant or Tenant's Affiliates, or by any person claiming through or under Tenant or Tenant's Affiliates. Alterations shall be performed so as not to interfere unreasonably with any other tenant in the Building, or with the maintenance, repair or operation of the Building. Throughout the performance of the Alterations, Tenant, at its expense, shall carry, or cause to be carried, in addition to the insurance described in Article 13, Workers' Compensation insurance in statutory limits and such other insurance as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect at or before the commencement of the Alterations and, upon request, at reasonable intervals thereafter until completion of the Alterations.

     10. REPAIRS.

     10.1 CONDITION OF PREMISES. The premises shall be delivered to Tenant broom clean but otherwise in "as is" condition and, except as otherwise provided herein, with

"all faults" and Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof either prior to or during the Lease Term except to the extent expressly provided in Exhibit B annexed hereto and incorporated herein by reference. By accepting possession of the Premises, Tenant shall be deemed to have acknowledged that the Premises are suitable for its purposes and in good condition and repair. Subject to Section 10.2, Tenant, at its expense, shall keep the Premises and every part thereof in good condition and repair and shall, upon the expiration or sooner termination of the Lease Term, surrender the Premises to Landlord broom clean and in good condition and repair, ordinary wear and tear excepted. Tenant acknowledges and agrees that it has inspected, or prior to the Commencement Date will inspect, the Premises and that Tenant is not relying on any representations or warranties made by Landlord or Landlord's Affiliates regarding the premises, the Building or the Land except as may be expressly set forth herein.

     10.2 LANDLORD'S OBLIGATION TO REPAIR. Subject to Article 14, Landlord shall repair and maintain in good order the common areas, roof, windows, and the structural portions of the Building, including, but not limited to, the structural portions of the roof, the foundations, exterior load-bearing walls, and the basic HVAC, mechanical, electrical and plumbing systems installed by Landlord in the Building. However, if the repair or maintenance is caused in whole or in part by the act, neglect, fault or omission of Tenant or Tenant's Affiliates, or by Tenant's Alterations, Tenant immediately shall pay for such repair or maintenance and shall indemnify Landlord for any hold Landlord harmless from and against all other Liabilities incurred by Landlord in connection therewith, provided that under such circumstances the Tenant shall not be obligated to pay for such repair or maintenance if the same is covered by any property insurance policy maintained or required to be maintained by Landlord. Landlord shall have a reasonable time after written notice from Tenant to perform necessary repairs or maintenance

     10.3 TENANT'S RIGHT TO CURE. If the Landlord fails to perform Landlord's obligations to repair under Article 10.2 of this Lease (as such repair obligation is limited by Article 14) or if the Landlord fails to complete the Landlord's Work as specified in Article 10.1 and in Exhibit B to this Lease, then the Tenant may cure such act or omission of the Landlord at the Landlord's expense but only if the Tenant shall first give written notice of Landlord's act or omission to Landlord and the Landlord, after receipt of such notice, shall fail to correct or cure the act or omission within thirty (30) days thereafter, or within a reasonable period of time in the case of an emergency. However, nothing contained in this Article 10.3 shall impose any obligation on the Tenant to correct or cure any act or omission of the Landlord.

     11. SERVICES AND UTILITIES.

     11.1 LANDLORD'S SERVICES. Subject to the rules and regulations of the Building, Landlord shall furnish to the Premises heating, ventilating and air conditioning reasonablY required for the comfortable use and occupancy of the Premises. Landlord shall also furnish water and plumbing to the Building. Landlord shall furnish janitorial services for common areas, as hereinafter provided. Landlord shall also maintain and keep lighted the common stairs, entries, and common restrooms, if any, in the Building.

The Landlord will plow those parking lots which the Tenant has the right to use and the driveways necessary for access to said parking lots and to the loading docks and entrances serving the Premises. Landlord shall keep clear of ice and snow all common area pedestrian sidewalks and common area Building entrances. The Landlord will maintain the lawns and plantings which are presently on the Land.

     11.2 TENANT'S SERVICES. To the extent practical or reasonable, electricity for the Premises shall be separately metered in the Tenant's name. In addition to the rent, the Tenant shall pay the cost of all electricity for the Premises which is separately metered to the Tenant. To the extent practical or reasonable, the Tenant will pay the cost of installing a separate electric meter, submeter or "check" meter for the Premises. In cases where it is not reasonable or practicable to meter separately portions of the Premises, the Landlord will submit to the Tenant a reasonable estimate of the electricity used by Tenant and Tenant will pay the cost of electricity which it uses. All rubbish removal for the Premises will be provided by the Tenant.

     11.3 RESTRICTIONS ON USE. Without the prior written consent of Landlord in each instance, which will not be unreasonably withheld, conditioned or delayed, Tenant shall not use or install any apparatus, device or equipment in the Premises, including, but not limited to, electronic data processing machines, punch card machines or which will in any way increase the amount of water, electricity not separately metered to the Tenant, or HVAC normally furnished for similar space in the Building. Landlord may condition its consent on, among other things, the installation of additional risers, feeders and other appropriate equipment as well as meters in the Premises to measure the amount of water and electricity consumed. Tenant shall pay to Landlord on demand the cost of: (a) purchasing, installing, maintaining and repairing such equipment and/or meters and units; (b) all water and electricity consumed as shown by said meters, at the rates charged by the local utility company; and (c) any additional expense incurred in connection with the foregoing. If a separate meter is not installed, the cost for of excess water and electricity will be established by an estimate made by a utility company or electrical engineer selected by Landlord. Tenant shall not connect any apparatus, device or equipment except through existing electrical outlets in the Premises.

     11.4 JANITORIAL SERVICES. The Landlord shall provide janitorial services to the common areas only, the common hallways and stairways leading to the Premises. Such services shall be provided customarily on a weekly basis. Janitorial services shall be those customarily furnished for similar buildings in the general vicinity of the Building.

     11.5 HOURS OF OPERATION AND ACCESS. HVAC for and access to the Premises shall be provided seven (7) days a week, twenty-four hours per day.

     11.6 HANDICAPPED-ACCESSIBLE REST ROOMS. The parties acknowledge that there are handicapped-accessible rest rooms in the Building that are near but are not located within the Premises. For such time as said rest rooms are located within premises is leased to or otherwise used or occupied by Landlord or New England Wooden Ware Corporation or any of their affiliates, then the Tenant shall have the non-exclusive right to use said handicapped-accessible rest rooms and the elevator providing access to them. The Tenant's right to use said rest rooms shall cease upon the Tenant being notified by

Landlord that the space has been leased to another tenant not affiliated with Landlord or New England Wooden Ware Corporation. In that case, the Landlord shall not have any obligation to provide alternate handicapped-accessible rest rooms for the Tenant.

     11.7 COMPRESSED AIR AND CHILLED WATER. The Landlord shall not have an obligation to provide compressed air or chilled water to the Tenant unless the Landlord and the Tenant arrive at a separate mutually satisfactory agreement for the provision of such services at a price and on other terms acceptable to both parties. The cost of the Landlord providing any compressed air and chilled water to Tenant is not included in the Monthly Rent or in the Operating Expenses.

     12. ENTRY BY LANDLORD.

     Landlord shall have the right as provided herein to enter the Premises in order to: inspect the Premises; post notices of non-responsibility; show the Premises to prospective purchasers, lenders or tenants; to have access to the freight elevator located within the Premises for use by Landlord or Landlord's tenants, licensees or invitees (it being understood that use of the freight elevator door located within the Premises by Landlord and others during the Lease Term hereof is meant to be on an occasional basis for the purpose of moving furniture, equipment or other heavy objects to or from other portions of the Building and not to be used by Landlord or its other tenants to move freight, inventory or other materials to or from other portions of the Building as part of any such person's usual business operations); perform its obligations and exercise its rights hereunder; and make repairs, improvements, alterations or additions to the Premises or the Building or any portion thereof as Landlord deems necessary or desirable and to do all things necessary in connection therewith, including, but not limited to, erecting scaffolding and other necessary structures. Landlord shall retain (or be given by Tenant) keys to unlock all of the doors to or within the Premises, excluding doors to Tenant's vaults and files. Landlord shall have the right to use any and all means necessary to obtain entry to the Premises in an emergency. Landlord's entry to the Premises in accordance with this Article 12 shall not, under any circumstances, be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof. Except in the case of emergency, the Landlord shall exercise the Landlord's right to enter the Premises only after reasonable prior notice to Tenant, during usual and customary business hours, in the presence of the Tenant, and in a manner so as not to interfere unreasonably with Tenant's business operations. Except in the case of emergency, twenty-four hours' prior notice shall be considered reasonable notice. Except in the case of emergency, the Landlord will comply with all customary security, safety and other workplace rules applicable to the Tenant's employees or to outside visitors when making such entry. Notwithstanding anything in this Article 12 to the contrary, Tenant shall, except in the case of emergency, have the right to postpone any proposed use of the freight elevator by Landlord, its tenants, licensees and invitees for up to 48 hours if Tenant, in its reasonable judgment, determines that such proposed use of the freight elevator would be disruptive to its business being conducted in the Premises and provides Landlord with notice of such postponement prior to 3:00 p.m. on the day before any such proposed use of the freight elevator, which notice shall specify in reasonable detail Tenant's reasons for such postponement.

     13. INSURANCE.

     13.1 TENANT'S CASUALTY INSURANCE. At all times during the Lease Term, Tenant, at its expense, shall maintain in effect policies of casualty insurance covering all of Tenant's Property and other personalty from time to time in, on or about the Premises, in an amount not less than their full replacement cost (without deduction for depreciation) from time to time during the term of this Lease. Such policies shall provide for protection against any perils normally included within the classification of "All Risks" or "Special Causes of Loss", and shall contain, if applicable, endorsements covering: demolition and increased cost of construction; water damage, vandalism and malicious mischief; liability for changes in Laws.

     13.2 TENANT'S PUBLIC LIABILITY AND PROPERTY DAMAGE INSURANCE. At all times during the Lease Term, Tenant, at its expense, shall maintain Comprehensive General Liability Insurance (including property damage) with respect to the ownership, maintenance, use, operation and condition of the Premises and the business conducted therein. Such insurance shall at all times have limits of not less than $2 million combined single limit per occurrence for bodily injury, personal injury and property damage liability. At Landlord's request, these limits shall be increased from time to time during the Lease Term (but not more often than once every two years) to such higher limits as Landlord or its insurance consultant believe are necessary to protect Landlord, consistent with the practices of similar Landlords in the Gardner, Massachusetts market. The amount of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder. Each policy shall contain cross liability endorsements, if applicable, and shall insure Tenant's performance of the indemnity provisions contained in Section 22.2 and elsewhere in this Lease and any other obligations of Tenant to Landlord hereunder.

     13.3 TENANT'S POLICY REQUIREMENTS.

     (a) All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies, qualified to do business in the Commonwealth of Massachusetts, reasonably approved by Landlord. Copies of all policies and certificates therefor shall be delivered to Landlord at least three
(3) business days prior to Tenant's occupancy of the Premises. Each policy shall provide that it may not be cancelled or modified except after thirty (30) days' prior written notice to Landlord and Landlord's Mortgagee named as an additional insured or loss payee thereunder. Tenant shall furnish Landlord with renewals or "binders" of each policy, together with evidence of payment of the premium therefor, at least thirty (30) days prior to expiration. Tenant shall have the right to provide insurance coverage pursuant to blanket policies obtained by Tenant if the blanket policies expressly afford coverage as required by this Lease.

     (b) Landlord and, if required, Landlord's Mortgagee shall be named as additional insureds in each liability insurance policy. The Comprehensive General Liability Insurance shall: not contain provisions affecting any rights which Landlord or Landlord's Mortgagee or Tenant would have had as claimants if not named as insureds;

be primary insurance and not considered contributory, with any other valid and collectible insurance available to Landlord and Landlord's Mortgagee constituting excess insurance; and be endorsed as necessary to cover the foregoing requirements.

     (c) Each policy of All Risk Coverage which Tenant obtains for the Premises, and which Landlord obtains for the Building, shall include a clause or endorsement denying the insurer any right of subrogation against the other party hereto to the extent that rights have been waived by the insured party prior to the occurrence of injury or loss. Landlord and Tenant each waive any rights of recovery against the other for injury or loss due to hazards covered by the all risk insurance policies required to be carried by it hereunder.

     13.4 TENANT'S FAILURE TO DELIVER POLICIES. If Tenant fails to deliver copies of the insurance policies and evidence of payment therefor within the time required pursuant to Section 13.3, Landlord may, but shall not be obligated to, obtain the required insurance, and the cost thereof shall be payable by Tenant to Landlord on demand. Nothing in this Article shall be deemed to be a waiver of any rights or remedies available to Landlord under this Lease or at law or in equity if Tenant fails to obtain and deliver the required insurance policies and evidence of payment.

     13.5 LANDLORD'S CASUALTY INSURANCE. At all times during the Lease Term, Landlord shall maintain in effect policies of casualty insurance covering the Building, in an amount not less than $2 million. Such policies shall provide for protection against any perils normally included within the classification of "All Risks" or "Special Causes of Loss", and shall contain, if applicable, endorsements covering: water damage, vandalism and malicious mischief; liability for changes in Laws. The Landlord shall also carry such rent loss insurance, if any, as the Landlord elects to carry in Landlord's discretion from time to time.

     13.6 LANDLORD'S PUBLIC LIABILITY AND PROPERTY DAMAGE INSURANCE. At all times during the Lease Term, the Landlord shall maintain Comprehensive General Liability Insurance (including property damage) with respect to the ownership, maintenance, use, operation and condition of the Building. Such insurance shall at all times have limits of not less than $1 million combined single limit per occurrence for bodily injury, personal injury and property damage liability.

     13.7 LANDLORD'S POLICY REQUIREMENTS. All insurance required to be carried by Landlord hereunder shall be issued by responsible insurance companies, qualified to do business in the Commonwealth of Massachusetts. Copies of all policies and certificates therefor shall be delivered to Tenant at least at least three (3) business days prior to Tenant's occupancy of the Premises. Landlord shall furnish Tenant with renewals or "binders" of each policy, together with evidence of payment of the premium therefor, at least thirty (30) days prior to expiration. Landlord shall have the right to provide insurance coverage pursuant to blanket policies obtained by Landlord if the blanket policies expressly afford coverage as required by this Lease.

     14. DAMAGE OR DESTRUCTION; EMINENT DOMAIN.

     14.1 LANDLORD'S RESTORATION. If the Building or the Premises are partially damaged or totally destroyed by fire or other casualty, and if this Lease is not terminated as provided in this Article, Landlord shall repair the damage and restore or rebuild the Building or the Premises (except for Tenant's Property) after Landlord receives notice of the damage or destruction and Landlord receives substantially all of the insurance proceeds receivable on account of the casualty. However, Landlord shall not be required to spend amounts in excess of the insurance proceeds actually received for such repair, restoration or rebuilding plus the applicable deductible. Landlord shall attempt to make any required repairs or restoration promptly and so as not to interfere unreasonably with Tenant's use and occupancy of the Premises, but Landlord shall not be obligated to perform such work on an overtime or premium-pay basis.

     14.2 RENT ABATEMENT. Subject to Section 14.3, if all or part of the Premises are rendered completely or partially un-tenantable on account of fire or other casualty, or if damage by fire or other casualty to the Building deprives Tenant of access to the Premises for more than five (5) consecutive days, the Monthly Rent shall be abated in the proportion that the rentable area of the un-tenantable portion of the premises bears to the total Rentable Area of the Premises. Such abatement shall commence on the date of the damage or destruction and shall continue until the Premises have been substantially repaired and Tenant has reasonable access to the Premises. However, if Tenant reoccupies the damaged portion of the Premises prior to the date that the Premises are substantially repaired, the Monthly Rent allocable to the reoccupied portion shall be payable by Tenant from the date of such occupancy in the proportion that the rentable area of the reoccupied portion of the Premises bears to the total Rentable Area of the Premises.

     14.3 EXCEPTION TO ABATEMENT. Monthly Rent shall not be abated or reduced
(a) if the Premises or a portion thereof are rendered un-tenantable due to damage or loss of access for a period of five (5) consecutive days or less or
(b) if and to the extent that because of acts or omissions of Tenant or Tenant's Affiliates either (i) Landlord (or any Landlord's Mortgagee) is unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) for damage or destruction of the Premises or the Building, or (ii) the Premises or the Building was damaged or destroyed or rendered completely or partially un-tenantable. The collection of rent by Landlord under the circumstances described in clause (b) above shall not subject to Section 13.3(c) preclude Landlord from seeking damages from Tenant or exercising any other rights and remedies it may have under this Lease or at law or in equity.

     14.4 ELECTION TO TERMINATE. Landlord may terminate this Lease upon written notice to Tenant if: (a) the Building or the Premises are substantially or totally destroyed or, in Landlord's sole judgment, rendered un-tenantable by fire or other casualty or any other cause; or (b) Building 24 or such other "building" comprising the "Building" in which in which any portion of the leased Premises is located is damaged or rendered un-tenantable (whether or not the Premises are damaged or destroyed or rendered un-tenantable) so that its repair or restoration requires the expenditure (as estimated by a reputable contractor or architect designated by Landlord) of more than thirty-seven and one-half percent (37 1/2%) of the amount of casualty insurance required to be carried by Landlord on the Building pursuant to Article 13.5; or (c) less than two (2) years remain in the Lease Term at the time of the damage or destruction or events which render the

Building or the Premises un-tenantable and the time necessary to repair or restore the Building or the Premises would exceed ninety (90) days (as estimated by a reputable contractor or architect designated by Landlord), except that the Landlord shall not have the right to terminate under this Article 14.4 (c) if less than two (2) years remain in the Lease Term if the Tenant has an option to extend this Lease and if the Tenant gives written notice to Landlord that the Tenant is exercising such option; or (d) Landlord would be required under
Section 14.2 to abate or reduce the Monthly Rent for a period in excess of six
(6) months if repairs or restoration were undertaken. If Landlord elects to terminate this Lease, its notice of termination shall be given within ninety
(90) days after the date of the damage, destruction or events causing un-tenantability and this Lease shall terminate on the date specified in such notice. If the Landlord does not so elect to terminate this Lease, then the Tenant may elect to terminate this Lease if the Premises are substantially or totally destroyed or rendered un-tenantable by fire or other casualty or if the Landlord fails to restore the Premises within two hundred seventy (270) days after said casualty. Tenant shall exercise any option to terminate afforded under this Section 14.4 by giving notice to Landlord thereof within thirty (30) days after the event giving rise to such right (e.g. (i) the earlier of Landlord's election not to terminate the Lease or the expiration of 60th day after any substantial casualty giving Landlord the right to terminate or (ii) the expiration of the 270th day after a substantial casualty if the Premises have not been restored), and failure to give such notice within such thirty day period shall be deemed an election by Tenant not to terminate the Lease.

     14.5 EMINENT DOMAIN. Landlord may terminate this Lease upon written notice to Tenant if twenty-five percent (25%) or more of either the Premises, the Building or the Land is condemned, taken or appropriated by any public or quasi-public authority under the power of eminent domain, policy power or otherwise (or in the event of a sale in lieu thereof). Whether or not this Lease is so terminated, Landlord shall be entitled to any and all income, rent, award, or interest thereon which may be paid or made in connection with the taking or appropriation, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. If Landlord elects to terminate this Lease, its notice of termination shall be given within sixty (60) days after the taking or appropriation. If such notice is not given or if Landlord notifies Tenant of Landlord's election not to terminate, subject to the Tenant's termination rights set forth below, this Lease shall continue in full force and effect, except that the Monthly Rent shall be reduced in the proportion that the rentable floor area of the Premises which is taken bears to the total Rentable Area of the Premises. Nothing contained in this Article shall prevent Tenant from bringing a separate action or proceeding for compensation for any of Tenant's Property taken and Tenant's moving expenses. If the Landlord does not so elect to terminate this Lease, then the Tenant may elect to terminate this Lease (a) if twenty-five percent (25%) or more of the Premises are taken by eminent domain or rendered un-tenantable as a result of a taking, or if the Tenant's access to the Premises is taken by eminent domain and the Landlord does not provide reasonably satisfactory substitute means of access; or (b) if the Landlord fails to restore the Premises to a condition substantially suitable for the Permitted Use within ninety (90) days after said taking or appropriation. If Tenant elects to terminate this Lease, its notice of termination shall be given within sixty (60) days after the taking or appropriation, if Tenant's option to terminate arises under clause (a) of this Section 14.5; or within 120 days of said condemnation if Tenant's option to terminate arises under clause
(b) of this Section 14.5.

     14.6 BUSINESS INTERRUPTION. Landlord shall not incur any Liabilities of any type to Tenant or Tenant's Affiliates arising from or in connection with any damage or destruction of the Premises, the Building or the Land, or any taking or appropriation thereof, or any repairs or restoration in connection therewith, nor, except as otherwise expressly provided herein, shall Tenant have any right to terminate this Lease as a result thereof. However, in such event, Monthly Rent shall be abated if and to the extent that abatement is allowed pursuant to this Article.

     14.7 WAIVER. Tenant waives the application of any Laws which are contrary to the provisions of this Article in connection with any damage, destruction, condemnation, taking or appropriation (or sale in lieu thereof) of all or any portion of the Premises, the Building or the Land.

     15. ASSIGNMENT AND SUBLETTING.

     15.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not voluntarily, involuntarily or by operation of any Laws sell, convey, mortgage, assign, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or the Premises without Landlord's prior written consent in each instance which consent may be withheld in Landlord's sole and absolute discretion except as otherwise provided in this Article, and any attempt to do so without this consent shall be null and void.

     15.2 NOTICE TO LANDLORD. If Tenant desires to assign its interest in this Lease or to sublease all or any part of the Premises, Tenant shall notify Landlord in writing. This notice shall be accompanied by: (a) a statement setting forth the name and business of the proposed assignee or subtenant; (b) a copy of the proposed assignment or sublease (and any collateral agreements) setting forth all of the terms and the financial details of the sublease or assignment (including, without limitation, the term, the rent and any security deposit, and amounts payable for Tenant's Property and the common use of any personnel or equipment); (c) financial statements certified by an independent certified public accountant if available and other information reasonably requested by Landlord relating to the financial condition of the proposed assignee or subtenant; and (d) and other information concerning the proposed assignment or sublease which Landlord may reasonably request.

     15.3 CONSENT BY LANDLORD. The Landlord shall not unreasonably withhold its consent to an assignment or subletting. (For purposes of this Article, an assignment shall not include an assignment for security purposes, which shall be governed by Section 15.1). Tenant irrevocably agrees that the withholding of Landlord's consent shall be deemed reasonable if all of the following conditions are not satisfied:

     (a) The proposed assignee or subtenant shall use the Premises only for the Permitted Use.

     (b) The proposed assignee or subtenant is reputable and has sufficient financial capabilities to perform all of its obligations under this Lease or the proposed sublease, in Landlord's reasonable judgment.

     (c) Neither the proposed assignee or subtenant nor any person or entity that directly or indirectly controls, is controlled by, or is under common control with the proposed assignee or subtenant is an occupant of any part of the Building or has negotiated for space in the Building within a (6)six-month period prior to the delivery of Tenant's written notice.

     (d) Tenant is not in default and has not committed acts or omissions which with the running of time or the giving of notice or both would constitute a default under this Lease.

     (e) All of the other terms of this Article are complied with. The conditions described above are not exclusive and shall not limit or prevent Landlord from considering additional factors in determining if it should reasonably withhold its consent.

     15.4 CORPORATE AND PARTNERSHIP TRANSACTIONS. A dissolution of the Tenant's corporation shall be deemed to be an assignment of this Lease subject to the provisions of this Article. However, these provisions shall not apply to transactions with a corporation or other entity into or with which Tenant is merged or consolidated or whereby a controlling equity interest in Tenant is transferred or to which substantially all of Tenant's assets are transferred or which controls, is controlled by, or is under common control with, Tenant, if a principal purpose of the merger or transfer is not the assignment of this Lease and Tenant's successor (if any) has a net worth not less than the then net worth of Tenant. Tenant shall cause reasonably satisfactory proof of such net worth to be delivered at least thirty (30) days prior to the effective date of the transaction. Notwithstanding the preceding sentence to the contrary, so long as the Tenant is a publicly traded company, a change of control due to a purchase of stock on the public markets shall not be deemed an assignment of this Lease that is subject to the Landlord's consent.

     15.5 NO RELEASE OF TENANT. Notwithstanding the granting of Landlord's consent, no sale, conveyance, mortgage, pledge, subletting, assignment or other transfer or encumbrance of this Lease or the Premises shall release or alter Tenant's primary liability to pay rent and perform all of its other obligations hereunder. The acceptance of rent by Landlord from any person other than Tenant shall not be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed to be consent to any subsequent assignment or subletting. If any assignee or successor of Tenant defaults in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without proceeding against or exhausting its remedies against the assignee or successor. After any assignment, sublease or other transfer or encumbrance, Landlord may consent to subsequent assignments, subleases, transfers or encumbrances, or amendments to this Lease, without notifying Tenant or any other person, without obtaining consent thereto, and without relieving Tenant of liability under this Lease.

     15.6 ADDITIONAL TERMS.

     (a) Tenant shall pay the reasonable attorney's fees and other costs and expenses of Landlord incurred in connection with any request for Landlord's consent to any sale, conveyance, mortgage, pledge, assignment, sublease or other transfer or encumbrance.

     (b) A sublease will be null and void unless it complies with the rest of this Lease and provides that: (i) it is subject and subordinate to this Lease and that if there is any conflict or inconsistency between the sublease and this Lease, this Lease will prevail; (ii) Landlord may enforce all the provisions of the sublease, including the collection of rent; (iii) it may not be modified without Landlord's prior written consent and that any modification without this consent shall be null and void; (iv) if this Lease is terminated or Landlord reenters or repossesses the Premises, Landlord may, at its option, take over all of Tenant's right, title and interest as sublessor and, at Landlord's option, the subtenant shall attorn to Landlord, but Landlord shall not be (x) liable for any previous act or omission of Tenant under the sublease, (y) subject to any existing defense or offset against Tenant, or (z) bound by any previous modification of the sublease made without Landlord's prior written consent or by any prepayment of more than one month's rent; and (v) it is ineffective until Landlord gives its written consent thereto.

     (c) An assignment will be null and void unless it complies with the rest of this Lease and provides that: (i) the assignee assumes all of Tenant's obligations under this Lease and agrees to be bound by all of the terms of this Lease; and (ii) it is ineffective until Landlord gives its written consent thereto.

     (d) The sublease or assignment otherwise must exactly match the last proposed sublease or assignment submitted by Tenant and approved by Landlord. A sublease or assignment will not be effective until a fully executed counterpart is delivered to Landlord and Landlord delivers its written consent thereto.

     (e) This Article is binding on and shall apply to any purchaser, mortgagee, pledgee, assignee, subtenant or other transferee or lienholder, at every level.

     16. QUIET ENJOYMENT.

     16.1 SUPERIOR LEASES AND MORTGAGES. So long as Tenant pays all rent and performs all of its other obligations as required hereunder, Tenant shall quietly enjoy the Premises without hindrance or molestation by Landlord or any person lawfully claiming through or under Landlord, subject to the terms of this Lease and the terms of any Superior Leases and Mortgages, and all agreements or matters of record to which this Lease is subordinate. As used in this Lease, the term "Superior Leases and Mortgages" means mortgages, or other encumbrances, and all renewals, modifications, consolidations, replacements or extensions thereof or advances made thereunder, affecting all or any portion of the Premises, the Building or the Land which are presently of record, and future mortgages and encumbrances and all renewals, modifications, consolidations, replacements or extensions thereof or advances made thereunder, to which the Tenant is obligated to subordinate this lease under the provisions of Article 17.1.

         16.2 LANDLORD DEFAULT. In the event of Landlord's material breach of the Lease or default hereunder and failure to cure such breach or default within 30 days after receipt of written notice from Tenant (or if the default is of such a nature that it cannot be cured within 30 days, Landlord shall be afforded a reasonable amount of time necessary to cure such default so long as it is diligently proceeding to do so), Tenant shall be entitled to exercise all remedies available at law or equity including without limitation, self help and/or, in its sole discretion Tenant may terminate this Lease without any further obligations or liabilities under this Lease, and to resort to such other and further remedies as may be available to it at law or in equity; provided, that, in no event may Tenant exercise its termination rights hereunder without giving any mortgagee of the Project for which Tenant has been provided a notice address, 60 days prior written notice of such default with opportunity to cure.

     16.3 COOPERATION. As reasonably requested by Tenant, Landlord, at the Tenant's expense, shall cooperate fully with Tenant in any efforts by Tenant to obtain any variances, by-law changes, permits or licenses necessary or appropriate for Tenant's use of the Premises as contemplated hereunder.

     17. MORTGAGEE PROTECTION.

     17.1 SUBORDINATION. This Lease shall be subject and subordinate to any mortgage (and to any amendments, extensions, increases, refinancing or restructurings thereof) of the Premises, whether such mortgage is recorded prior or subsequent to the date of this Lease so long as (i) either the holder of such mortgage agrees in writing, or the subject mortgage expressly provides, that, for so long as Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, such mortgagee and, its successors, assigns and nominees, will not, in foreclosing against or taking possession of the Premises or otherwise taking title to the Premises by acceptance of a deed or assignment in lieu of foreclosure or otherwise exercising its rights under such mortgage, disturb Tenant's possession of the Premises and that, upon the occurrence of any such event, such mortgagee agrees, subject to Section 17.2 hereof, to be prospectively bound to Tenant as Landlord under all of the terms, conditions and covenants of the Lease, and Tenant shall agree to attorn to such mortgagee and to recognize such mortgagee as the Landlord under this Lease. Tenant hereby agrees to execute, acknowledge, and deliver in recordable form such instruments evidencing this subordination and attornment as Landlord or any such mortgagee may from time to time reasonably require. However, in confirmation of such subordination, Tenant shall execute, acknowledge and deliver any instrument that Landlord or the lessor, mortgagee or beneficiary under any of the Superior Leases and Mortgages may reasonably request, within ten (10) days a reasonable time after request (Each of these lessors, mortgagees or beneficiaries is called a "Landlord's Mortgagee.") However, if Landlord, Landlord's Mortgagee or any other successor to Landlord elects in writing, this Lease shall be deemed superior to the Superior Leases and Mortgages specified, regardless of the date of recording, and Tenant will execute an agreement confirming this election on request. Subject to the first sentence of this
Section 17.1, Landlord's Mortgagee or its successor or any successor to Landlord succeeds to Landlord's interests under this Lease, whether voluntarily or involuntarily, the Tenant shall attorn to such person and recognize such person as Landlord under this Lease.

     17.2 MORTGAGEE'S LIABILITY. The obligations and liabilities of each of Landlord or Landlord's Mortgagees, or their successors, under this Lease shall exist only if and for so long as each of these respective parties owns fee title to the Land and the Building or is the lessee under a ground lease therefor. No Monthly Rent or additional rent shall be paid more than thirty (30) days prior to the due date thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a Landlord's Mortgagee) be a nullity as against Landlord's Mortgagees or their successors and Tenant shall be liable for the amount of such payments to Landlord's Mortgagees or their successors.

     17.3 MORTGAGEE'S RIGHT TO CURE. Except for a termination of this Lease by the Tenant following a casualty or taking by eminent domain as permitted under Articles 14.4 and 14.5, no act or omission by Landlord which would entitle Tenant under the terms of this Lease or any Laws to be relieved of Tenant's obligations hereunder, or to terminate this Lease, shall result in a release or termination of such obligations or this Lease unless: (a) Tenant first shall have given written notice of Landlord's act or omission to Landlord and all Landlord's Mortgagees whose names and addresses shall have been furnished to Tenant; and (b) Landlord's Mortgagees, after receipt of such notice, fail to correct or cure the act or omission within a reasonable time thereafter (but in no event less than sixty (60) days). However, nothing contained in this Article shall impose any obligation on Landlord's Mortgagees to correct or cure any act or omission.

     18. ESTOPPEL CERTIFICATES.

     18.1 ESTOPPEL CERTIFICATES BY TENANT. Tenant shall from time to time, within ten (10) days after request by Landlord, in connection with any proposed sale or financing of the Property by the Landlord, execute and deliver to Landlord or any other person designated by Landlord an estoppel certificate, in form reasonably satisfactory to Landlord, which certifies: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, describes them); (b) the expiration date of the Lease Term and that there are no agreements with Landlord to extend or renew the Lease Term or to permit any holding over (or if there are any such agreements, describes them and specifies the periods of extension or renewal); (c) the date through which the Monthly Rent and additional rent have been paid; (d) that Landlord is not in default in the performance of any of its obligations under this Lease (or, if there are any such defaults, describes them); (e) that Tenant is not entitled to any credits, offsets, defenses or deductions against payment of the rent hereunder (or, if they exist, describes them); and (f) such other information concerning this Lease or Tenant as Landlord or any other person designated by Landlord reasonably shall request. An estoppel certificate issued by Tenant pursuant to this Article shall be a representation and warranty by Tenant which may be relied on by Landlord and by others with whom Landlord may be dealing, regardless of independent investigation.

     18.2 ESTOPPEL CERTIFICATES BY LANDLORD. Landlord shall from time to time, within ten (10) days after request by Tenant, in connection with any proposed sale or financing of the Tenant's business or the permitted assignment of this Lease by the Tenant, execute and deliver to Tenant or any other person designated by Tenant an estoppel certificate, in form reasonably satisfactory to Tenant, which certifies: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, describes them); (b) the expiration date of the Lease Term and that there are no agreements with Tenant to extend or renew the Lease Term or to permit any holding over (or if there are any such agreements, describes them and specifies the periods of extension or renewal); (c) the date through which the Monthly Rent and additional rent have been paid; (d) that Tenant is not in default in the performance of any of its obligations under this Lease (or, if there are any such defaults, describes them); (e) that Landlord is not entitled to any other sums of money from Tenant (or, if they exist, describes them); and (f) such other information concerning this Lease or Landlord as Tenant or any other person designated by Tenant reasonably shall request. An estoppel certificate issued by Landlord pursuant to this Article shall be a representation and warranty by Landlord which may be relied on by Tenant and by others with whom Tenant may be dealing, regardless of independent investigation.

     19. DEFAULT.

     The occurrence of any one or more of the following events shall be a "default" under this Lease by Tenant:

     (a) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder for a period of fifteen (15) days after such payment is due.

     (b) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than those described in subparagraphs (a), (c) and (d) of this Article 19, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant. However, if the nature of these defaults is such that more than thirty (30) days are reasonably required to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within the thirty (30) day period and thereafter diligently pursues the cure.

     (c) The making by Tenant or any guarantor of this Lease of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant or any guarantor of this Lease of a petition or order for relief under any Laws relating to bankruptcy or insolvency (unless, in the case of a petition filed against Tenant or any guarantor of this Lease, the petition is dismissed within sixty (60) days); or the appointment of a trustee, custodian or receiver to take possession of substantially all of Tenant's assets or the assets of any guarantor of this Lease or of Tenant's interest in this Lease where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or judicial seizure of substantially all of Tenant's assets or of Tenant's interest in this Lease, unless discharged within thirty
(30) days.

     (d) A sale, conveyance, mortgage, pledge, assignment, sublease or other transfer or encumbrance, in violation of Article 15.

     20. REMEDIES FOR DEFAULT.

     20.1 GENERAL. In the event of any default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand:

     (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all Liabilities incurred by Landlord or Landlord's Affiliates by reason of Tenant's default, including, but not limited to: (i) the worth at the time of the award of the unpaid Monthly Rent and additional rent which had been earned or was payable at the time of termination;
(ii) the worth at the time of the award of the amount by which the unpaid Monthly Rent and additional rent which would have been earned or payable after termination until the time of the award exceeds the amount of such rental loss that could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Monthly Rent and additional rent which would have been paid for the balance of the term after the time of award exceeds the amount of such rental loss that could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all Liabilities proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Landlord in maintaining or preserving the Premises, the Building and the Land after such default, the cost of recovering possession of the Premises, expenses of re-letting, including necessary renovation or alteration of the Premises, Landlord's reasonable attorneys' fees and costs incurred in connection therewith, and any real estate commissions paid or payable. As used in subparts
(i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of ten percent (10%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subparagraph
(iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Boston, Massachusetts at the time of the award, plus 1%.

     (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease and at law or in equity, including the right to recover the rent and other sums and charges as they become due hereunder.

     (c) Pursue any other right or remedy now or hereafter available to Landlord hereunder or at law or in equity.

     20.2 PERFORMANCE BY LANDLORD. If Tenant defaults under this Lease, Landlord, without waiving or curing the default, may, but shall not be obligated to, perform Tenant's obligations for the account and at the expense of Tenant. Notwithstanding

Section 19(c), in the case of an emergency, Landlord need not give any notice prior to performing Tenant's obligations.

     20.3 POST-JUDGMENT INTEREST. The amount of any judgment obtained by Landlord against Tenant in any legal proceeding arising out of Tenant's default under this Lease shall bear interest until paid at the maximum rate allowed by law.

     21. HOLDING OVER.

     Tenant shall not hold over in the Premises after the expiration or sooner termination of the Lease Term without the express prior written consent of Landlord. If possession of the Premises is not surrendered to Landlord on the expiration of the Lease Term, in addition to any other rights and remedies of Landlord hereunder or at law or in equity, Tenant shall pay to Landlord for each month or portion thereof during which Tenant holds over in the Premises a sum equal two (2) times the then-current Monthly Rent in addition to all other rent payable under this Lease. If any tenancy is created by Tenant's holding over in the Premises, the tenancy shall be on all of the terms and conditions of this Lease, except that rent shall be increased as set forth above and the tenancy shall be a month-to-month tenancy. Nothing in this Article 21 shall be deemed to permit Tenant to retain possession of the Premises after the expiration or sooner termination of the Lease Term.

     22. INDEMNIFICATION AND EXCULPATION.

     22.1 DEFINITIONS. As used in this Lease, the following terms have the meanings set forth below:

     (a) LIABILITIES. All losses, costs, damages, expenses, claims, injuries, liabilities and judgments, including, but not limited to, reasonable attorneys' fees and costs (whether or not suit is commenced or judgment entered).

     (b) LANDLORD'S AFFILIATES AND TENANT'S AFFILIATES. All affiliates, directors, officers, shareholders, partners, agents, employees, invitees, customers, successors and assigns of Landlord and Tenant, respectively.

     22.2 INDEMNIFICATION. In addition to any other indemnities required of Tenant hereunder, Tenant shall indemnify Landlord and Landlord's Affiliates for, and hold Landlord and Landlord's Affiliates harmless from, any and all Liabilities arising from or in connection with any of the following, unless caused by the negligent acts or omissions or the willful misconduct of the
Landlord: (a) the use and occupancy of the Premises by Tenant or Tenant's Affiliates; and (b) the conduct of Tenant's business; and (c) any other negligent acts or omissions of Tenant or Tenant's Affiliates or licensees or invitees for whom Tenant is legally responsible that occur on the Premises.

     22.3 DAMAGE TO PERSON OR PROPERTY. Tenant assumes the risk of all Liabilities it may incur, including, but not limited to, damage or injury to person, to Tenant's property and the conduct of Tenant's business (and any loss of revenue therefrom), the loss of use or occupancy of the Premises, and the items enumerated below in this Article, unless and to the extent caused by the negligence of the Landlord, and waives all claims against Landlord and Landlord's Affiliates in connection therewith. Landlord and Landlord's

Affiliates shall not be liable for any Liabilities incurred by Tenant or Tenant's Affiliates (including, but not limited to, the Liabilities described above in this Article) arising from or in connection with: (a) acts or omissions of any tenant of the Building or any other persons (including, but not limited to, any parking lot operators or their employees); (b) explosion, fire, steam, electricity, water, gas or rain, pollution or contamination; (c) the breakage, leakage, obstruction or other defects of plumbing, HVAC, electrical, sanitary, safety, elevator or other utilities and systems of the Building; (d) any work, maintenance, repair, rebuilding or improvement performed by or at the request of Landlord or Landlord's Affiliates for the Premises, the Building or the Land;
(e) any entry by Landlord or Landlord's Affiliates on the Premises; (f) any interference with light or other incorporeal hereditaments. Nothing in this Article exempts Landlord for liability caused by its negligence or willful misconduct, but Landlord shall not be liable under any circumstances for indirect or punitive damages (including, but not limited to, damage or injury to persons, property and the conduct of Tenant's business and any loss of revenue therefrom). Tenant shall promptly notify Landlord of any defects in the or any portion thereof and of any damage or injury thereto. Tenant shall not be liable to Landlord under any circumstances for indirect or punitive damages.

     22.4 SATISFACTION OF REMEDIES. Landlord and Landlord's Affiliates shall not be personally liable for the performance of Landlord's obligations under this Lease. If Tenant or Tenant's Affiliates acquire any rights or remedies against landlord or Landlord's Affiliates (including, but not limited to, the right to satisfy a judgment), these rights and remedies shall be satisfied solely from Landlord's estate and interest in the Land and the Building (or the proceeds therefrom) and not from any other property or assets of Landlord or Landlord's Affiliates. This Article shall be enforceable by Landlord and Landlord's Affiliates.

     23. RULES AND REGULATIONS.

     Tenant shall faithfully observe and comply with the reasonable rules and regulations that Landlord shall from time to time promulgate and that are generally applicable to and enforced against all tenants in the Building, except that variations in applicability and enforcement may be made for New England Wooden Ware Corporation and its affiliates. Landlord reserves the right from time to time in its sole discretion to make all reasonable additions and modifications to the rules and regulations. Any additions and modifications to the rules and regulations shall be binding on Tenant when delivered to Tenant. Landlord shall not incur any Liabilities to Tenant or Tenant's Affiliates arising from or in connection with the nonperformance of any rules and regulations by any other tenants or occupants of the Building. Landlord's current rules and regulations are attached hereto as Exhibit C. Notwithstanding anything in this Lease to the contrary, to the extent any rule or regulation promulgated by Landlord (including those set forth on Exhibit C hereto) is inconsistent with or contradicts the express provisions set forth in this Lease, the express provisions of this Lease shall control.

     24. OTHER TAXES.

     Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed against Tenant's Property. If any or all of Tenant's Property is assessed and taxed with the Building, then the Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes, and a detailed invoice or bill showing that such taxes are attributable specifically to the Tenant.

     25. BROKERS.

     Tenant represents and warrants to Landlord that Tenant has had no dealings with any broker, finder, or similar person who is or might be entitled to a commission or other fee in connection with introducing Tenant to the Building or in connection with this Lease, except for Landlord's Broker and Tenant's Broker. Landlord represents and warrants to Tenant that Landlord has had no dealings with any broker, finder, or similar person who is or might be entitled to a commission or other fee in connection with introducing Tenant to the Building or in connection with this Lease, except for Landlord's Broker and Tenant's Broker. Landlord shall pay the commission due Landlord's Broker pursuant to a separate agreement between Landlord and Landlord's Broker. Landlord's Broker will then pay a share of said commission to the Tenant's Broker pursuant to a separate agreement between them. Tenant shall indemnify Landlord for, and hold Landlord harmless from and against, any and all claims of any person other than Landlord's Broker and other than the Tenant's Broker identified in Article 2 who claims to have introduced Tenant to the Building or dealt with Tenant in connection with this Lease and all Liabilities arising out of or in connection with such claims. In addition to paying a commission due the Landlord's Broker and the Tenant's Broker identified in Article 2, Landlord shall indemnify Tenant for, and hold Tenant harmless from and against, any and all claims of any person other than Tenant's Broker and other than the Landlord's Broker identified in
Article 2 who claims to have dealt with Landlord in connection with this Lease and all Liabilities arising out of or in connection with such claims.

     26. PARKING.

     Subject to the provisions of this Article, the Tenant and its employees and invitees shall have the exclusive right to use the parking spaces located in the most easterly row of the parking lot which is located on the Land on the southerly side of Bond Street and the westerly side of Chestnut Street known as Parking Lot J. If the Tenant does not reasonably need all of the parking spaces in said row, then its right to use said spaces shall be in common with the Landlord and others claiming by, through and under the Landlord until such time as the Tenant needs all of said spaces. If the Tenant needs more spaces than are located in the easterly row in said lot, then the Landlord will assign to Tenant the right to use spaces in the westerly row in said lot. In addition, Landlord will assign to Tenant for Tenant's exclusive use five spaces in the most westerly row in the parking lot on the northerly side of Bond Street and the easterly side of School Street. If and to the extent that Tenant needs more parking spaces than the number of parking spaces as are in Parking Lot J, Landlord will, subject to the parking rights of other tenants of the Building, allocate to Tenant additional parking spaces in such other parking lot or lots located on the Land (other than the parking lot in which Tenant has been provided five exclusive spaces as set forth in the immediately preceding sentence) that are closest to Parking Lot J or otherwise closest to the entrances to the Premises. The Landlord will equitably allocate parking not subject to Tenant's exclusive rights hereunder among the Tenant and all present and future tenants in the Building. The Tenant shall bear the sole responsibility for towing vehicles which are not entitled to park in any of Tenant's exclusive parking spaces and otherwise enforcing the Tenant's exclusive parking rights.

     27. AUTHORITY TO ENTER INTO LEASE.

     If Tenant is a corporation, each individual executing this Lease on behalf of the corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, in accordance with a duly adopted resolution of the board of directors of said corporation. If the Tenant is a partnership, each individual executing this Lease on behalf of the partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the partnership, in accordance with the partnership agreement and any statements of partnership or certificates of limited partnership of the partnership, and that this Lease is binding on the partnership in accordance with its terms. Tenant shall, within thirty (30) days of the execution of this Lease, deliver to Landlord: (a) if Tenant is a corporation, a certified copy of a resolution of the board of directors of the corporation; of (b) if Tenant is a partnership, a copy of the Statement of Partnership or Certificate of Limited Partnership of Tenant; and (c) other evidence reasonably satisfactory to Landlord authorizing or ratifying the execution of this Lease.

     28. GENERAL PROVISIONS.

     28.1 JOINT OBLIGATION. If Tenant consists of more than one person or entity, the obligations of such persons or entities as Tenant shall be joint and several.

     28.2 MARGINAL HEADINGS. The titles to the Articles and Sections of this Lease are not a part of this Lease and shall have no effect on the construction or interpretation.

     28.3 TIME. Time is of the essence of this Lease.

     28.4 SUCCESSORS AND ASSIGNS. Subject to the restrictions contained in
Article 15 above, this Lease binds the heirs, executors, administrators, successors and assigns of the parties hereto.

     28.5 RECORDATION. Tenant shall not record this Lease. At the request of either party, the Landlord and Tenant will prepare and record a notice of lease in such detail as the parties may reasonably request. However, no notice of lease shall set forth the rent or other financial terms of this Lease.

     28.6 LATE CHARGES. Tenant acknowledges that late payment of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. These costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any Superior Leases and Mortgages. Accordingly, if any installment of Monthly Rent or payment of additional rent due from Tenant is not received by Landlord or

Landlord's designee within ten (10) days after the amount is due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount. Acceptance of late charges by Landlord shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder or at law or in equity.

     28.7 PRIOR AGREEMENTS; AMENDMENT; WAIVER. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. All waivers hereunder must be in writing and specify the breach, act, omission, term, covenant or condition waived, and acceptance of rent or other acts or omissions by Landlord shall not be deemed to be a waiver. The waiver by Landlord of any breach, act, omission, term, covenant or condition of this Lease shall not be deemed to be a waiver of any other or subsequent breach, act, omission, term, covenant or condition.

     28.8 INABILITY TO PERFORM. Landlord shall not be in default hereunder nor shall Landlord be liable to Tenant or Tenant's Affiliates for any Liabilities if Landlord is unable to fulfill any of its obligations, or is delayed in doing so, if the inability or delay is caused by reason of accidents, breakage, strike, labor troubles, acts of God, or any other cause, whether similar or dissimilar, which is beyond the reasonable control of Landlord other than financial difficulties. Tenant shall not be in default hereunder nor shall Tenant be liable to Landlord or Landlord's Affiliates for any Liabilities if Tenant is unable to fulfill any of its obligations, or is delayed in doing so, if the inability or delay is caused by reason of accidents, breakage, strike, labor troubles, acts of God, or any other cause, whether similar or dissimilar, which is beyond the reasonable control of Tenant other than financial difficulties. Notwithstanding the foregoing provisions of this Article, the provisions of this
Article 28.8 shall not alter or abridge the rights of the Landlord or the Tenant to terminate this Lease as provided in Article 14 if the Premises are damaged or destroyed by casualty or taken by eminent domain.

     28.9 LEGAL PROCEEDINGS. In any action or proceeding involving or relating in any way to this Lease, the court or other person or entity having jurisdiction in such action or proceeding shall award to the party in whose favor judgment is entered the actual attorneys' fees and costs incurred. The party in whose favor judgment is entered may, at its election, submit proof of fees and costs as an element of damages before entry of judgment or after entry of judgment in a post-judgment cost bill. In any circumstance where Tenant is obligated to indemnify or hold harmless Landlord or Landlord's Affiliates under this Lease, Tenant also shall defend Landlord and Landlord's Affiliates with counsel reasonably acceptable to Landlord or, at Landlord's election, Landlord or Landlord's Affiliates may employ their own counsel and Tenant shall pay when due all reasonable attorneys' fees and costs therefor. In any circumstance where Landlord is obligated to indemnify or hold harmless Tenant or Tenant's Affiliates under this Lease, Landlord also shall defend Tenant and Tenant's Affiliates with counsel reasonably acceptable to Tenant or, at Tenant's election, Tenant or Tenant's Affiliates may employ their own counsel and Landlord shall pay when due all reasonable attorneys' fees and costs therefor.

     28.10 CONVEYANCE OF PREMISES. As used herein the term "Landlord" means only the current owner or owners of the fee title to the Building or the lessee under a ground lease of the Land. Upon each conveyance (whether voluntary or involuntary) of the Building, the conveying party shall be relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease or arising out of any act, occurrence or omission occurring after the date of such conveyance. Landlord may sell, assign, convey, encumber or otherwise transfer all or any portion of its interests in this Lease, the Premises, the Building or the Land.

     28.11 NAME. Tenant shall not use the name of Simplex Time Recorder Company for any purpose including, without limitation, to identify the Building or as an address of the business to be conducted by Tenant in the Premises.

     28.12 SEVERABILITY. Any provision of this Lease which shall be held invalid, void or illegal shall in no way affect, impair or invalidate any of the other provisions hereof and such other provisions shall remain in full force and effect.

     28.13 CUMULATIVE REMEDIES. No right, remedy or election hereunder or at law or in equity shall be deemed exclusive but shall, wherever possible, be cumulative with all other rights, remedies or elections.

     28.14 CHOICE OF LAW. This Lease shall be governed by the laws of the Commonwealth of Massachusetts applicable to transactions to be performed wholly therein.

     28.15 SIGNS. Tenant shall not place any sign on the premises, the Building or the Land, or which is visible from anywhere outside of the premises, without Landlord's prior written consent, which will not be unreasonably withheld or delayed. Landlord at the Landlord's expense will erect an exterior monument sign and will make available to Tenant a panel on said monument sign. The Landlord will also make available to Tenant a space on any interior directory sign(s) which Landlord may erect. The Tenant will pay the cost of preparing a panel identifying the Tenant on the exterior monument sign and any interior directory signs. Tenant may also install reasonable safety, directional and other signage within the Premises without the Landlord's prior written consent. In addition, Tenant shall have the right, at its sole cost and expense, to affix and maintain a small plaque on the Building identifying the fact that it occupies premises in the Building and to erect and maintain one or more small signs on the landscaped areas of the Land Westerly of School Street identifying the fact that it occupies the premises in the Building and directing visitors and shipping/receiving to the appropriate entrances or loading dock(s) serving the Premises; PROVIDED, HOWEVER, that (i) the size, location, materials and design of any such sign or signs shall be subject to Landlords' prior written consent (such consent not to be unreasonably withheld conditioned or delayed) and, in addition, the construction and placement of any such sign or signs shall be deemed an Alteration subject to the requirements of Article 9 hereof.

     28.16 LANDLORD'S CONSENT. Whenever Landlord's consent or approval is required hereunder (including, with limitation, under the Rules and Regulations), Landlord shall not unreasonably delay the granting or withholding of its consent or approval.

     28.17 PRESUMPTIONS. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party drafting the document. It shall be construed neither for nor against Landlord or Tenant, but shall be given reasonable interpretation in accordance with the plain meaning of its terms and the intent of the parties.

     28.18 EXHIBITS. All exhibits and any riders annexed to this Lease are incorporated herein by this reference.

     28.19 SUBMISSION OF LEASE. The submission of this Lease to Tenant or its broker, agent or attorney for review or signature does not constitute an offer to Tenant to lease the Premises or grant an option to lease the Premises. This document shall not be binding unless and until it is executed and delivered by both Landlord and Tenant.

     28.20 MEANING OF TERMS. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular, and the masculine, feminine and neuter genders shall each include the others, and the word "person" shall include corporations, partnerships or other entities.

     28.21 NOTICES. All notices, demands or communications required or permitted under this Lease (the "notices") shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight courier service. Notices to Tenant shall be delivered to the address set forth in Section 2(s), or such other address as Tenant may specify in writing to Landlord. Notices to Landlord shall be delivered to the address set forth in Section 2(r), or such other address as Landlord may specify in writing to Tenant. Notices shall be effective on the earlier of: delivery, or when delivery is first refused; and two (2) days after they are mailed in accordance with this Article.

     28.22 WAIVER OF LIENS. Notwithstanding anything to the contrary contained herein, Landlord hereby expressly waives any liens or lien rights which it may have by statute or at common law with respect to any of Tenant's trade fixtures, equipment or other property, including, without limitation, any of its rolling inventory and stock. Landlord agrees to execute and deliver to Tenant or Tenant's lender reasonable documentation confirming that Landlord had not and will not claim a lien on any such property, and further, that Landlord will permit such lender access to the Premises on terms reasonably acceptable to the Landlord in order to secure any such property Tenant may have offered as collateral.

     29. RESERVED.

     30. TENANT'S RIGHT OF EXPANSION.

     30.1 EXCLUSIVE OPTION TO LEASE. Provided that the Tenant is not then in material default under the provisions of this Lease, for the first twelve (12) months after the

Scheduled Rent Commencement Date, the Tenant shall have the exclusive option to lease approximately 8,700 square feet of office space on the second floor of Building 24 at a Monthly Rent of fifty cents ($0.50) per square foot per month, plus a proportionate Tenant's Share of Real Property Taxes and Fuel Costs and Operating Expenses. If such exclusive right to lease is exercised, the space subject to said exclusive option shall be leased for the remainder of the Lease Term. Said space is identified on Exhibit A. This exclusive option to lease is exercisable only during the first twelve (12) months after the Scheduled Rent Commencement Date and this exclusive option to lease shall expire if not exercised within that time. The Tenant shall exercise this option by giving written notice to Landlord no less than thirty (30) days prior to the first anniversary of the Scheduled Rent Commencement Date. In addition to the Monthly Rent, the Tenant's Share of the Real Property Taxes and the Fuel Costs and the Operating Expenses shall be adjusted to reflect the additional area leased by Tenant.

     30.2 TENANT'S RIGHT OF FIRST REFUSAL TO LEASE. If the Tenant does not exercise the Tenant's option to lease the approximately 8,700 square feet of office space on the second floor of Building 24 as provided in article 30.1 above within the first twelve (12) months after the Scheduled Rent Commencement Date, then the Landlord shall be free to seek other tenants for that space, but prior to accepting any offer from a prospective tenant for the lease of said 8,700 square feet of office space, provided that the Tenant is not then in material default under the terms of this Lease, the Landlord shall first offer in writing to lease it to the Tenant at the same rent and upon the same terms offered by or to a bona fide third party prospective tenant. The Tenant shall have twenty-one (21) days from the date of said written offer by the Landlord to accept in writing the terms offered and to execute a lease or an appropriate amendment to this Lease. If the Tenant fails to do so, then the Tenant's right of first refusal to lease said 8,700 square feet of space shall cease and the Landlord shall be free to lease the same to another tenant at a price and upon terms no more favorable than those offered to the Tenant. If the proposed lease with the prospective tenant is not executed within one hundred twenty (120) days after the notification by the Tenant that the Tenant does not elect to lease said space (or within one hundred eighty (180) days after the expiration of the Tenant's twenty-one day period to make said election if the Tenant has not notified the Landlord of its acceptance or refusal of said terms) then the Landlord must re-offer the space to the Tenant before concluding any other proposed lease transaction covering said space. The Tenant agrees to execute such documents as Landlord may reasonably request evidencing that this right of first refusal has been complied with. This right of first refusal shall expire upon the earlier of: (a) the Tenant failing to accept within twenty-one (21) days a written offer from the Landlord pursuant to this article; or (b) the Expiration Date of this Lease. This right of first refusal shall not be deemed to be waived by the Tenant if the Landlord proposes to lease said space to a prospective tenant on terms more favorable than those previously offered to and rejected by the Tenant.

     30.3 TENANT'S RIGHT OF FIRST REFUSAL TO LEASE. The Landlord also grants to the Tenant a right of first refusal to lease approximately 10,500 square feet of industrial space on the first floor of Building 23 upon the terms contained in this Article 30.3. Said space is identified on Exhibit A. Prior to accepting any offer from a prospective tenant for the lease of said 10,500 square feet of industrial space, provided that the Tenant is not then in material default under the terms of this Lease, then the Landlord shall first offer in writing to lease it to the Tenant at the same rent and upon the same terms offered by a bona fide third party offeror. The Tenant shall have twenty-one (21) days from the date of said written offer by the Landlord to accept in writing the terms offered and to execute a lease or an appropriate amendment to this Lease. If the Tenant fails to do so, then the Tenant's right of first refusal to lease said 10,500 square feet of industrial space shall cease and the Landlord shall be free to lease the same to another tenant at a price and upon terms no more favorable than those offered to the Tenant. If the proposed lease with the prospective tenant is not executed within one hundred twenty (120) days after the notification by the Tenant that the Tenant does not elect to lease said space (or within one hundred eighty (180) days after the expiration of the Tenant's twenty-one day period to make said election if the Tenant has not notified the Landlord of its acceptance or refusal of said terms) then the Landlord must re-offer the space to the Tenant before concluding any other proposed lease transaction covering said space. The Tenant agrees to execute such documents as Landlord may reasonably request evidencing that this right of first refusal has been complied with. This right of first refusal shall expire upon the earlier of: (a) the Tenant failing to accept within twenty-one (21) days a written offer from the Landlord pursuant to this article; or (b) the Expiration Date of this Lease. This right of first refusal shall not be deemed to be waived by the Tenant if the Landlord proposes to lease said space to a prospective tenant on terms more favorable than those previously offered to and rejected by the Tenant.

     31. TENANT'S OPTION TO EXTEND LEASE.

     Provided that the Tenant is not then in material default under the terms of this lease, the Tenant shall have one (1) option to extend this lease for one successive term of five (5) years, which shall be execisable by the Tenant giving written notice to the Landlord not later than ninety (90) days prior to the Expiration Date. Such extension shall be on the same terms and conditions contained in this lease, except that there shall be no further options to extend, and except that the Monthly Rent during the first two (2) years of the extended term shall be fifteen percent (15%) above the Monthly Rent in the fifth year of this Lease, and the Monthly Rent during the final three (3) years of the extended term shall be twenty percent (20%) above the Monthly Rent during the fifth year of this Lease.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first written above.

                                             "TENANT"

                                             PRECISION OPTICS CORPORATION, INC.

                                             By: /s/ Richard E. Forkey
                                                ------------------------------

                                             Title:  CEO
                                                   ---------------------------

                                             Hereunto duly authorized

                                             "LANDLORD"

                                             URQUHART FAMILY LLC

                                             By: /s/ D.L. Urquhart
                                                ------------------------------

                                             Title: Manager
                                                   ---------------------------

                                             Hereunto duly authorized

                                    EXHIBIT A

                     FLOOR PLANS WHICH CONSTITUTE A PART OF

                                    THE LEASE

                           [SEE ATTACHED FLOOR PLANS]

                            [DRAWING OF FLOOR PLANS]

                                    EXHIBIT B

                IMPROVEMENTS TO BE MADE BY LANDLORD AS A PART OF

                                    THE LEASE

     The Landlord will complete the following improvements at the Landlord's expense prior to the Scheduled Commencement Date:

     1. The Landlord will replace the worn or otherwise un-useable carpet tiles within the portions of the Premises which are leased as office space.

     2. The Landlord will steam clean the carpets within the portions of the Premises which are leased as office space (except the carpets in the lower level classroom space which Tenant proposes to renovate into laboratory space).

     3. The Landlord will erect demising walls which demise the office and manufacturing portions of the Premises from the Landlord's remaining space within the Building. However, if the Tenant requires that said walls contain security measures beyond a sheet rock partition, then the Tenant shall so inform Landlord and the added cost of such security measures shall be paid by Tenant.

     4. The Landlord will install the necessary air handling and air conditioning equipment making use to the extent possible of existing ductwork to provide air conditioning capacity/tonnage to the first floor manufacturing space. In doing so, the Landlord shall not be obligated to connect the air conditioning to interior spaces constructed by Tenant, or to engineer the air conditioning system, or to install louvers, controls, thermostats, or additional ducts to meet the Tenant's specific internal space requirements.

     All of such work to be performed by the Landlord will be performed in a manner that is reasonably satisfactory to the Landlord and to the Tenant.

                                    EXHIBIT C

                RULES AND REGULATIONS WHICH CONSTITUTE A PART OF

                                    THE LEASE

     1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress.

     2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord's standard drapes. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color conforming to the building standard. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

     3. No advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any Tenant on any part of the Premises of the Building without the prior written consent of the Landlord, which will not be unreasonably withheld. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to the Tenant violating this rule. Interior signs on doors and directory tables shall be inscribed, painted or affixed for each Tenant by the Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to the Landlord. The directory table will be provided exclusively for the display of the name and location of Tenants only and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior or corridor walls or corridor doors other than Landlord's standard lettering.

     4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

     5. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

     6. No Tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building. The Tenant will not make structural or non-structural changes which modify the exterior appearance of the Building.

     7. Any structural or non-structural changes to the existing Building involving welding are discouraged and are not to be undertaken without the prior consent of the Landlord.

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     8. No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any Tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Tenants and their employees shall be permitted, provided power shall not exceed that amount which can be provided by a 30 amp circuit. No Tenant shall cause or permit any unusual or objectionable odors to be produced or permeate the Premises.

     9. The office portions of the Premises shall not be used for manufacturing or for the storage or merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No Tenant shall occupy or permit any portion of its premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, without the express written consent of Landlord. No Tenant shall engage or pay any employees on the Premises except those actually working for such Tenant on the Premises nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

     10. No Tenant shall make, or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No Tenant shall throw anything out of doors, windows or skylights or down the passageways.

     11. The Landlord and the Tenant will discuss lock systems and will endeavor to come to a mutual agreement on the location and type of locks. The Tenant will not install lock or bolt systems without the consent of the Landlord, which will not be unreasonably withheld. All lock systems will be installed by Tenant at Tenant's expense.

     12. All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which the Landlord may reasonably determine from time to time and no removal of said items may take place at times other than during generally accepted business hours without the express written consent of the Landlord. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to the superintendent of the Building and under his supervision, and the persons employed by any Tenant for such work must be acceptable to the Landlord. The Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. The Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

     13. Any persons employed by any Tenant to perform janitorial services shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the superintendent of the Building (but not as an agent or servant of said superintendent or of the Landlord), and Tenant shall be responsible for all acts of such persons.


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     14. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

     15. The requirements of Tenant will be attended to only upon application to the Office of the Building.

     16. Canvassing, soliciting and peddling in the Building are prohibited, and each Tenant shall cooperate to prevent the same.

     17. There shall not be used in any space, or in the public halls of the Building, either by any Tenant or others, any hand trucks, except those equipped with rubber tires and rubber side guards.

     18. Landlord shall have the right, exercisable without notice and without liability to any Tenant, to change the name and address of the Building.

     19. No vending machine or machines of any description shall be installed, maintained, or operated upon the premises without the written consent of Landlord.

     20. The Premises will be kept in a neat, clean and orderly condition.

     21. Cigarette butts, soda cans, coffee cups and other litter will not be left on the Land by Tenant's employees or invitees, and the Tenant will make reasonable efforts to clean-up the same.

     22. The Tenant and its employees, licensees and invitees, are not permitted to smoke on or immediately adjacent to loading docks, entrances, doorways, or walkways on or at the Building. Smoking is not permitted in the Building. The Tenant shall provide appropriate containers for extinguishing and disposing of cigarettes and trash at permitted smoking areas away from the Building and the Tenant shall maintain any such smoking areas free and clear of cigarette butts and other refuse.

     23. In all cases in these Rules and Regulations in which a matter is to conform to a building standard, then if there is no applicable building standard, the matter is to be subject to the Landlord's prior approval, which will not be unreasonably withheld, conditioned or delayed.